                                    ID #6398s
                                    12/94






                             HAWAIIAN AIRLINES, INC.
                               PILOTS' 401(K) PLAN
                          EFFECTIVE:  SEPTEMBER 1, 1990

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                NAME AND PURPOSE

 1.1    NAME                                                          2
 1.2    PURPOSE                                                       2


                                    ARTICLE 2
                                   DEFINITIONS

 2.1    ACCOUNTS                                                      3
 2.2    ACTUAL DEFERRAL PERCENTAGE                                    3
 2.3    ALTERNATE PAYEE                                               3
 2.4    ASSOCIATION                                                   3
 2.5    AVERAGE ACTUAL DEFERRAL PERCENTAGE                            3
 2.6    BENEFICIARY                                                   3
 2.7    CODE                                                          4
 2.8    COMPENSATION                                                  4
 2.9    DEFERRED RETIREMENT DATE                                      5
 2.10   DISABILITY RETIREMENT DATE                                    5
 2.11   DOMESTIC RELATIONS ORDER                                      5
 2.12   EARLY RETIREMENT DATE                                         5
 2.13   EMPLOYEE                                                      5
 2.14   EMPLOYER                                                      6
 2.15   EMPLOYER CONTRIBUTION ACCOUNT                                 6
 2.16   EMPLOYER CONTRIBUTIONS                                        6
 2.17   EMPLOYER STOCK                                                6
 2.18   ERISA                                                         6
 2.19   EXCESS CONTRIBUTIONS                                          6
 2.20   EXCESS ELECTIVE DEFERRALS                                     6
 2.21   FAMILY MEMBER                                                 6
 2.22   HIGHLY COMPENSATED EMPLOYEE                                   7
 2.23   HOUR OF SERVICE                                               7
 2.24   MARRIED PARTICIPANT                                           8
 2.25   NORMAL RETIREMENT DATE                                        9
 2.26   PARTICIPANT                                                   9
 2.27   PERSON                                                        9
 2.28   PLAN                                                          9
 2.29   PLAN ADMINISTRATOR                                            9
 2.30   PLAN YEAR                                                     9
 2.31   QUALIFIED DOMESTIC RELATIONS ORDER                            9
 2.32   RETIREMENT BOARD                                             10
 2.33   ROLLOVER ACCOUNT                                             10
 2.34   SALARY DEFERRAL                                              11
 2.35   SALARY DEFERRAL ACCOUNT                                      11
 2.36   STATUTORY COMPENSATION                                       11
 2.37   STOCK FUND                                                   12
 2.38   SYSTEM SENIORITY LIST                                        12

 2.39   TERMINATION OF EMPLOYMENT                                    12
 2.40   TRUST                                                        12
 2.41   TRUST AGREEMENT                                              12
 2.42   TRUST FUND                                                   12
 2.43   TRUSTEE                                                      12
 2.44   VALUATION DATE                                               12
 2.45   VOLUNTARY AFTER TAX CONTRIBUTION ACCOUNT                     13
 2.46   YEAR OF SERVICE                                              13

                                    ARTICLE 3
                                  PARTICIPATION

 3.1    REQUIREMENTS                                                 14
 3.2    DETERMINATION OF ELIGIBILITY                                 14

                                    ARTICLE 4
                                  CONTRIBUTIONS

 4.1    SALARY DEFERRAL CONTRIBUTIONS                                15
 4.2    VOLUNTARY AFTER TAX CONTRIBUTIONS AND WITHDRAWALS            19
 4.3    ROLLOVER CONTRIBUTIONS                                       19
 4.4    EMPLOYER CONTRIBUTIONS                                       19
 4.5    RETURN OF CONTRIBUTIONS                                      22
 4.6    INDIVIDUAL LIMITATIONS ON CONTRIBUTIONS                      22

                                    ARTICLE 5
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNT

 5.1    SEPARATE ACCOUNTS                                            23
 5.2    ALLOCATION RULES                                             23

                                    ARTICLE 6
                                     VESTING

 6.1    VESTING OF SALARY DEFERRAL ACCOUNT                           28
 6.2    VESTING OF VOLUNTARY AFTER TAX CONTRIBUTION ACCOUNT          28
 6.3    VESTING OF ROLLOVER CONTRIBUTION ACCOUNT                     28
 6.4    VESTING OF EMPLOYER CONTRIBUTION ACCOUNT                     28

                                    ARTICLE 7
                             INVESTMENT OF ACCOUNTS

 7.1    PARTICIPANT-DIRECTED INVESTMENT                              29
 7.2    INVESTMENT OPTIONS                                           29

 7.3   FREQUENCY OF CHANGING INVESTMENT OPTIONS                      30
 7.4   FAILURE TO SELECT INVESTMENT OPTION                           30
 7.5   INVESTMENT INCOME AND LOSSES                                  30
 7.6   VOTING EMPLOYER STOCK                                         30
 7.7   CONVERSION OF EMPLOYER STOCK TO CASH                          31

                                    ARTICLE 8
                          LIMITATIONS ON CONTRIBUTIONS

 8.1   LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - NO
       PARTICIPATION IN OTHER DEFINED CONTRIBUTION ARRANGEMENT       32
 8.2   LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - PARTICIPATION
       IN ANOTHER DEFINED CONTRIBUTION ARRANGEMENT                   32
 8.3   LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - PARTICIPATION
       IN DEFINED BENEFIT PLAN                                       34
 8.4   DEFINITIONS                                                   34

                                    ARTICLE 9
                                  BENEFICIARIES

 9.1   DESIGNATION                                                   39
 9.2   FAILURE TO DESIGNATE                                          39
 9.3   BENEFICIARIES BOUND BY PLAN                                   39

                                   ARTICLE 10
                               RETIREMENT BENEFITS

 10.1  AMOUNT OF BENEFITS                                            40
 10.2  TIME OF DISTRIBUTION                                          40
 10.3  DEFERRED RETIREMENT                                           40

                                   ARTICLE 11
                                 DEATH BENEFITS

 11.1  DEATH BENEFITS                                                41
 11.2  PROOFS                                                        41

                                   ARTICLE 12
                               DISABILITY BENEFITS

 12.1  AMOUNT OF BENEFITS                                            42
 12.2  TIME OF DISTRIBUTION                                          42

                                   ARTICLE 13
                         EMPLOYMENT TERMINATION BENEFITS

 13.1  PARTICIPATION CEASES UPON TERMINATION OF EMPLOYMENT           43
 13.2  TIME OF DISTRIBUTION                                          43


                                   ARTICLE 14
                          DISTRIBUTIONS TO PARTICIPANTS

 14.1  TIME AND METHOD OF PAYMENT                                    44
 14.2  DISTRIBUTION IN CASH                                          44
 14.3  REPURCHASE OF EMPLOYER STOCK                                  44
 14.4  SPECIAL DISTRIBUTION RULES                                    44
 14.5  SECTION 401(a)(31) ELIGIBLE DISTRIBUTIONS                     46


                                   ARTICLE 15
                           INALIENABILITY OF BENEFITS

 15.1  INALIENABILITY                                                48


                                   ARTICLE 16
                       QUALIFIED DOMESTIC RELATIONS ORDERS

 16.1  QUALIFIED DOMESTIC RELATIONS ORDERS                           49
 16.2  NOTICE AND DETERMINATION                                      49
 16.3  PROCEDURES FOR DETERMINATION                                  49
 16.4  PROCEDURES FOR PERIOD DURING WHICH DETERMINATION IS
       BEING MADE                                                    50
 16.5  TREATMENT OF FORMER SPOUSE AS A SURVIVING SPOUSE              50

                                   ARTICLE 17
                                CLAIMS PROCEDURE

 17.1  CLAIMS AND DETERMINATION                                      51
 17.2  REVIEW OF DENIAL OF CLAIMS                                    51

                                   ARTICLE 18
                               PLAN ADMINISTRATION

 18.1  PLAN ADMINISTRATOR                                            52
 18.2  ASSISTANTS OR REPRESENTATIVES                                 52
 18.3  LIABILITY                                                     52
 18.4  INDEMNIFICATION                                               52
 18.5  COSTS AND EXPENSES                                            52
 18.6  VOTING RIGHTS                                                 53

                                   ARTICLE 19
                                RETIREMENT BOARD

 19.1   RETIREMENT BOARD                                             54
 19.2   POWERS OF THE RETIREMENT BOARD                               56
 19.3   REVIEW FUNCTIONS                                             56
 19.4   EMPLOYER RECORDS                                             57

                                   ARTICLE 2O
                                   TRUST FUND

 20.1   TRUST AGREEMENT                                              58

                                   ARTICLE  21
                            TERMINATION AND AMENDMENT


 21.1   PLAN TERMINATION                                             59
 21.2   DISCONTINUANCE OF CONTRIBUTIONS                              59
 21.3   VESTING UPON TERMINATION AND DISCONTINUANCE                  59
 21.4   MERGER, CONSOLIDATION, OR SALE                               59
 21.5   VESTED RIGHTS NOT REDUCED ON MERGER, CONSOLIDATION, OR SALE  59
 21.6   AMENDMENT                                                    60

                                   ARTICLE 22
                                      LOANS

 22.1   AMOUNTS                                                      61
 22.2   LOAN TERMS                                                   61
 22.3   REDUCTION IN BENEFITS FOR NON-PAYMENT                        62

                                   ARTICLE 23
                              HARDSHIP WITHDRAWALS

 23.1   HARDSHIP WITHDRAWALS                                         63
 23.2   TIME OF DISTRIBUTION                                         63

                                   ARTICLE 24
                                  MISCELLANEOUS

 24.1   PLAN NOT AN EMPLOYMENT CONTRACT                              64
 24.2   GOVERNING LAW                                                64
 24.3   RULE AGAINST PERPETUITIES                                    64
 24.4   USE OF WORDS                                                 64
 24.5   INDEPENDENT PROVISIONS                                       64
 24.6   TITLES                                                       64

                                   APPENDIX 1
                            DISTRIBUTION REQUIREMENTS

 Section 1.  General Rules                                           66
 Section 2.  Required Beginning Date                                 66
 Section 3.  Limits On Distribution Periods                          66
 Section 4.  Death Distribution Provisions                           66
 Section 5.  Definitions                                             67
 Section 6.  Proposed Regulations                                    68

                           HAWAIIAN AIRLINES, INC.
                             PILOTS' 401(K) PLAN

     WHEREAS, Hawaiian Airlines, Inc., a corporation organized under the laws of Hawaii, established a savings plan, effective September 1, 1990, known as the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (the "Plan") to enable the employees of Hawaiian Airlines, Inc. who are covered by a collective bargaining agreement with the Air Line Pilots Association, International to make tax-deferred salary reduction contributions which will be used to provide for their retirement income.

     NOW THEREFORE, it is hereby agreed that effective as of September 1, 1990 the Hawaiian Airlines, Inc. Pilots' 401(k) Plan is amended and restated in its entirety to read as herein provided.

                                   ARTICLE 1
                               NAME AND PURPOSE

1.1     NAME.    The Plan shall be known as the Hawaiian Airlines, Inc.
Pilots' 401(k) Plan.

1.2     PURPOSE.

        (A) PROVISION FOR PARTICIPANT'S ECONOMIC SECURITY. The purpose of the Plan is to receive contributions on behalf of Participants and to assist Participants in providing for their future economic security.

        (B) QUALIFICATION AS PROFIT SHARING PLAN WITH A CASH OR DEFERRED ARRANGEMENT. The Plan is intended to qualify as a profit sharing plan under
Section 401(a) of the Code, including a cash or deferred arrangement under
Section 401(k) of the Code.

        (C) EXCLUSIVE BENEFIT OF PARTICIPANTS. The Plan and the Trust shall be administered for the exclusive benefit of the Participants and their Beneficiaries and shall not be used for or diverted to any other purposes.

                                   ARTICLE 2
                                  DEFINITIONS

        For the purposes of this Plan, unless the context requires otherwise, the following words and phrases, when used herein with initial capital letters, shall have the meanings indicated.

2.1 ACCOUNTS. With respect to any Participant, the aggregate of all of the accounts established and maintained on his behalf under the Plan, including his Salary Deferral Account, Rollover Contribution Account, Employer Contribution Account, and Voluntary After Tax Contribution Account.

2.2 ACTUAL DEFERRAL PERCENTAGE. (ADP) For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of employer contributions (including Employer Contributions pursuant to Section 4.4) actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year. Employer contributions on behalf of any Participant shall include any elective deferrals made pursuant to the Participant's deferral election, including Excess Elective Deferrals. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make elective deferrals shall be treated as a Participant on whose behalf no elective deferrals are made.

2.3 ALTERNATE PAYEE. Any spouse, former spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

2.4     ASSOCIATION.  The Air Line Pilots Association, International.

2.5 AVERAGE ACTUAL DEFERRAL PERCENTAGE. The average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

2.6     BENEFICIARY. Any person designated by a Participant in accordance with
Article 9, to receive any sums payable hereunder if such Person survives the Participant.

2.7 CODE. The Internal Revenue Code of 1986, as amended, and all rules, rulings, and regulations thereunder.

2.8 COMPENSATION. The total amount of compensation paid to a Participant by the Employer during a Plan Year as reflected on the Form W-2 filed by the Employer with respect to such Participant for the Plan Year plus any salary reductions authorized by the Participant under this Plan or any other qualified cash or deferred arrangement under Section 401(k) of the Code or any cafeteria plan under Section 125 of the Code, which are not included in compensation reportable on Form W-2; provided, however, that to the extent required under Section 404 of the Code for the purposes of determining the Employer's allowable deduction for contributions to the Plan, the term "Compensation" shall not include Salary Deferrals or Section 125 reductions.

        For Plan Years beginning before January 1, 1995, the Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000 (hereinafter the "$200,000 limitation"). For each such Plan Year, this limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation shall be effective on January 1, 1990.

        For Plan Years beginning on or after January 1, 1995, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year shall apply to any determination period beginning in such calendar year.

        If Compensation for any prior determination period shall be taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for that prior determination period shall be subject to the applicable annual Compensation limit in effect for that prior determination period. For this purpose, in determining allocations in Plan Years beginning on or after September 1, 1990, the annual Compensation limit in effect for determination periods beginning before that date shall be $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1995, the annual Compensation limit in effect for determination periods beginning before that date shall be $150,000.

        If a determination period contains fewer than 12 months, then the annual Compensation limit shall be an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period and the denominator of which is 12.

        In determining the Compensation of a Participant for purposes of this limitation the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 2.8 prior to the application of this limitation.

2.9 DEFERRED RETIREMENT DATE. The date a Participant actually retires from active employment with the Employer if such date is beyond his Normal Retirement Date.

2.10 DISABILITY RETIREMENT DATE. The date when the Employee first fails to pass an FAA medical examination, that results in the loss of his license to fly as an airline pilot, because of accidental bodily injury or any sickness or disease, including natural deterioration.

2. 11   DOMESTIC RETIREMENT ORDER. Any judgment, decree, or order (including approval of a property settlement agreement) which (i) relates to the provisions of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant, and (ii) is made pursuant to state domestic relations law (including a community property law).

2.12 EARLY RETIREMENT DATE. The first day of the calendar month in which occurs a Participant's 55th birthday.

2.13 EMPLOYEE. Any Person employed by the Employer as a pilot and who is on the Hawaiian Airlines, Inc. System Seniority List.

2.14    EMPLOYER.  Hawaiian Airlines, Inc. and any successor corporation.

2.15 EMPLOYER CONTRIBUTION ACCOUNT. The separate account maintained for each Participant on the Plan's records reflecting his interest in assets attributable to Employer Contributions made pursuant to Section 4.4, as adjusted pursuant to Section 7.5.

2.16 EMPLOYER CONTRIBUTIONS. Contributions to the Plan by the Employer pursuant to Section 4.4.

2.17 EMPLOYER STOCK. For periods prior to September 12, 1994, shares of voting common stock issued by HAL, Inc. and for periods on and after September 12, 1994, shares of voting common stock issued by the Employer, which shares shall constitute "employer securities" as defined in Section 409(1) of the Code. Employer Stock which is listed on the American Stock Exchange and which is regularly traded thereon shall be valued by the Trustee at the closing price thereon determined as of the end of the trading day on which such value is to be used.

2.18 ERISA. The Employee Retirement Income Security Act of 1974, as amended, and all rules, rulings, and regulations thereunder.

2.19    EXCESS CONTRIBUTIONS.  With respect to any Plan Year the excess of
(i) the aggregate amount of contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year over (ii) the maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages).

2.20 EXCESS ELECTIVE DEFERRALS. The Salary Deferrals that are includible in a Participant's gross income under Section 402(g) of the Code to the extent such Participant's Salary Deferrals for a taxable year exceed the dollar limitation under Section 402(g). Excess Elective Deferrals shall be treated as Annual Additions under Section 8.4(A) of the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

2.21 FAMILY MEMBER. An individual described in Section 414(q)(6)(B) of the Code.

2.22      HIGHLY COMPENSATED EMPLOYEE.  An individual described in
Section 414(q) of the Code.

2.23      HOUR OF SERVICE.  The sum of --

          (a) Each hour for which an employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of services, and each hour for which back pay, regardless of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, that an employee shall be credited with only one Hour of Service even though such employee may receive more than straight-time pay for such hour; and

          (b) Each hour for which an employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons other than performance of duties, including paid vacation hours and hours of sickness or disability for which he is paid (other than solely for the purpose of complying with applicable workman's compensation, unemployment compensation, or disability laws or other than solely as reimbursement for medical expenses), jury duty, layoff, military duty, or leave of absence up to a maximum of 501 hours for any continuous period during which the employee is paid although no duties were performed. When payments made for reasons other than the performance of duties are calculated on units of time (such as eight hours per day or 40 hours per week), such additional hours shall be credited based on the number of regularly scheduled working hours included in the units of time on which such payments are based. When such payments are not calculated on units of time, such additional Hours of Service shall be credited by dividing the amount of payment received or due for reasons other than the performance of duties by the lesser of: (i) the employee's most recent hourly rate of Compensation for the performance of duties, or
(ii) the employee's average rate of Compensation for the performance of duties for the most recent Plan Year in which such employee completed more than 500 Hours of Service. The determination of Hours of Service for reasons other than the performance of duties, and the crediting of such hours to periods of service, shall in all instances comply with the provisions of Labor Department Regulations Sections 2530.200b-2(b) and (c). An Hour of Service shall be determined from records maintained by the Employer; provided, however, that in the case of an employee whose Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission, and piece-work employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act), such employee's Hours of Service, in the discretion of the Employer, need not be determined from employment records and such employee may be credited with 45 Hours of Service per each week, or ten Hours of Service per each day, in which the Employee would be credited with Hours of Service pursuant to this Section 2.23.

          For participation and vesting purposes, an individual who is absent from work for maternity or paternity reasons shall receive credit for Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited for a 12-month period beginning in the Plan Year in which the absence begins.

          An Hour of Service shall be credited for employment with other members of an affiliated service group (as defined under Section 414(m) of the Code; a controlled group of corporations (as defined under Section 414(b) of the Code); or a group of trades or businesses under common control (as defined under Section 414(c) of the Code) of the Employer, and any other entity required to be aggregated with the Employer pursuant to Section 414(n) or 414(o) of the Code and the regulations thereunder.

          Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or
Section 414(o) of the Code and the regulations thereunder.

          For purposes of this definition, "employee" shall mean a person employed in any capacity by the Employer, and shall not be restricted to persons employed as pilots.

2.24     MARRIED PARTICIPANT.   A Participant who has been married to his
spouse for at least one year on the date of the Participant's death.

2.25 NORMAL RETIREMENT DATE. The first day of the calendar month in which occurs a Participant's 60th birthday.

2.26 PARTICIPANT. Any Employee who becomes eligible to participate in the Plan pursuant to Article 3. In addition, any Person who maintains a balance in an Account under the Plan shall be considered a Participant for such purpose.

2.27 PERSON. Any individual, partnership, corporation, trust, or other entity.

2.28      PLAN.  Hawaiian Airlines, Inc. Pilots' 401(k) Plan.

2.29      PLAN ADMINISTRATOR.  The Employer, as provided in Section 18.1.

2.30      PLAN YEAR.   The period from September 1, 1990 through December 31,
1990 and each subsequent 12-month period ending on December 31.

2.31 QUALIFIED DOMESTIC RELATIONS ORDER. A Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to or assigns to an Alternate Payee the right to receive all, or a portion of, the benefits payable with respect to a Participant under the Plan, and which meets the following requirements, as determined in accordance with Article 16.

          (a) A Domestic Relations Order shall be a Qualified Domestic Relations Order only if it clearly specifies the following information:

               (i) the name and last known mailing address of the Participant and the name and the mailing address of each Alternate Payee covered by the Domestic Relations Order; provided that, if the Domestic Relations Order does not specify the current mailing address of the Alternate Payee but the Plan Administrator shall have reason to know that address independently, then the requirements of this subsection shall be deemed satisfied;

               (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

              (iii) the number of payments or period to which such Domestic Relations Order applies; and

               (iv) that the order applies to the Plan.

          (b) A Domestic Relations Order is not a Qualified Domestic Relations Order if it:

               (i) requires the Plan to provide any type or form of benefit, or any portion, not otherwise provided under the Plan;

               (ii) requires the Plan to provide benefits in excess of those set forth in the Plan (determined on the basis of actuarial value); or

              (iii) requires the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another Domestic Relations Order previously determined to be a Qualified Domestic Relations Order.

          (c) In the case of any payment before a Participant has separated from service, a Domestic Relations Order may be a Qualified Domestic Relations Order even though it requires that payment of benefits be made to an Alternate Payee:

               (i) on or after the date on which the Participant attains (or would have attained) the earliest retirement age under the Plan;

               (ii) as if the Participant has retired on the date on which such payment is to begin under such Domestic Relations Order (but taking into account only the present value of the benefits actually accrued and not taking into account the present value of any Employer subsidy for early retirement); and

              (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a qualified joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

2.32      RETIREMENT BOARD.  The body established pursuant to Article 19.

2.33 ROLLOVER ACCOUNT. The separate account maintained for each Participant on the Plan's records reflecting his interest in assets attributable to any Rollover Contribution made by such Participant pursuant to Section 4.3, as adjusted pursuant to Section 7.5.

2.34 SALARY DEFERRAL. Such portion of a Participant's Compensation which is contributed by the Employer to the Plan on behalf of such Participant pursuant to a Salary Deferral agreement.

2.35 SALARY DEFERRAL ACCOUNT. The separate account maintained for each Participant on the Plan's records reflecting his interest in assets attributable to Employer contributions made pursuant to Section 4.1, as adjusted pursuant to Section 7.5.

2.36 STATUTORY COMPENSATION. The aggregate of all of a Participant's wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treas. Reg.
Section 1.62-2(c)), and excluding the following:

               (1) Employer contributions to a plan of deferred compensation that are not includible in the employee's gross income for the taxable year in which contributed, Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

               (2) amounts realized (i) from the exercise of a non-qualified stock option or (ii) when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

               (4) other amounts that received special tax benefits, or contributions made by an Employer (whether or not under a deferral agreement) towards the purchase of an annuity account described in
Section 403(b) of the Code (whether or not the contributions are actually excludible from the gross income of the employee).

          For Limitation Years (as defined in Section 8.4(H) beginning after December 31, 1991, Statutory Compensation for a Limitation Year shall be the Compensation actually paid or made available during such year.

2.37 STOCK FUND. The investment fund which shall consist of Employer Stock that the Employer contributed to the Plan pursuant to the Debt Restructuring Letter of Agreement dated October 12, 1992, and the Letter of Agreement dated September 21, 1990. The Stock Fund may also contain Employer Stock purchased on the open market by the Trustee. The Stock Fund shall be invested 100% in Employer Stock.

2.38 SYSTEM SENIORITY LIST. The Hawaiian Pilots' System Seniority List for Pilots of Hawaiian Airlines, Inc.

2.39 TERMINATION OF EMPLOYMENT. A Participant's separation from service with the Employer. In addition, an Employee who has been furloughed by the Employer for at least one year may elect, for purposes of this Plan only, to be treated as having incurred a Termination of Employment, although he retains all recall rights and other rights as a furloughed pilot under the collective bargaining agreement between the Employer and the Association in effect at the time of his furlough.

2.40 TRUST. The legal entity resulting from this Plan and the Trust Agreement executed incident hereto which provides for the Trust to receive, hold and invest the contributions made by the Employer and/or Participant, and to make disbursements to, or for the benefit of, Participants and their Beneficiaries.

2.41 TRUST AGREEMENT. The agreement between the Employer and the Trustee executed pursuant to Article 20.

2.42 TRUST FUND. The total of contributions to the Trust made by the Employer and Participants pursuant to this Plan, increased by income, gains, appreciation, and recoveries received, and decreased by losses, depreciation and benefits paid. The Trust Fund includes all assets acquired by investment and reinvestment which are held in the Trust Fund.

2.43 TRUSTEE. The person(s) appointed pursuant to Section 20.1, and any duly appointed additional or successor Trustee(s) acting thereunder.

2.44 VALUATION DATE. The last business day of each calendar quarter; but with respect to the distribution of an account, the business day preceding the date of distribution.

2.45 VOLUNTARY AFTER TAX CONTRIBUTION ACCOUNT. The separate account maintained for each Participant to reflect his interest in assets attributable to contributions voluntarily made by such Participant pursuant to Section 4.2 as adjusted pursuant to Section 7.5.

2.46 YEAR OF SERVICE. Twelve months of service, where a month of service is any calendar month in which the Employee is credited with at least one Hour of Service. Nonconsecutive months of service shall be aggregated. Years of Service shall be expressed in whole years and fractional years with each month of service constituting 1/12th of one Year of Service.

                                    ARTICLE 3
                                  PARTICIPATION

3.1       REQUIREMENTS

          (A)  MINIMUM SERVICE REQUIREMENT.

               (1) This Section 3.1(A)(1) shall apply through December 31, 1993. Each Employee shall commence participation on the first day of the calendar quarter commencing after his completion of one Year of Service with the Employer, commencing with his date of hire. Any person who previously met the foregoing requirements of this Section 3.1(A)(1), and who becomes reemployed as an Employee shall commence participation on the first day of the calendar quarter following his date of reemployment. A reemployed Employee who has not previously met such requirements shall be treated as a new Employee.

               (2) This Section 3.1(A)(2) shall apply after December 31, 1993. Each Employee shall commence participation on the first day of the month commencing after his completion of one Year of Service with the Employer, commencing with his date of hire. Any person who previously met the foregoing requirements of this Section 3.1(A)(2), and who becomes reemployed as an Employee shall commence participation on the first day of the month following his date of reemployment. A reemployed Employee who has not previously met such requirements shall be treated as a new Employee.

          (B)  DELAYED PARTICIPATION FOR CERTAIN EMPLOYEES.

               (1) This Section 3.1(B)(l) shall apply through December 31, 1993. In the event a person who is employed by the Employer in a capacity other than an Employee subsequently becomes an Employee, he shall commence participation on the first day of the calendar quarter commencing after his change in employment or if later commencing after his satisfaction of the one Year of Service requirement in Section 3.1(A)(1).

               (2) This Section 3.1(B)(2) shall apply after December 31, 1993. In the event a person who is employed by the Employer in a capacity other than an Employee subsequently becomes an Employee, he shall commence participation on the first day of the month commencing after his change in employment or if later commencing after his satisfaction of the one Year of Service requirement in Section 3.1(A)(2).

3.2       DETERMINATION OF ELIGIBILITY.   The Plan Administrator shall
determine the eligibility of each Employee to participate in this Plan.

                                    ARTICLE 4
                                  CONTRIBUTIONS

4.1       SALARY DEFERRAL CONTRIBUTIONS.

          (A) ELECTION AND AMOUNT. Effective for Compensation paid on December 5, 1990, a Participant may elect to reduce his Compensation by a designated amount (in whole multiples of 1% of his Compensation with a maximum of 15%) and to have such amount contributed on his behalf by the Employer, in cash, once a month to his Salary Deferral Account for compensation earned in the preceding month. Any change in a Participant's Salary Deferral election shall be effective as of January 1, April 1, July 1, or October 1, provided such change is received by the Plan Administrator at least 30 days prior to such January 1, April 1, July 1, or October l. In no event, however, may a Participant's Salary Deferral contribution for a Plan Year exceed the amount specified in Section 4.1(F)(1).

          (B)  SALARY DEFERRAL AGREEMENT.  The election described in
Section 4.1(A) shall be made by a written Salary Deferral agreement between the Employer and the Employee, in such form and manner as approved by the Plan Administrator.

          (C) TIME FOR PAYMENT. Salary Deferral contributions shall be transmitted by wire transfer to the Trust by the Employer as soon as reasonably possible, but in no event later than 15 days from the date such amounts would have been due and payable to the Participant in the absence of a Salary Deferral agreement, in accordance with the Employer's usual payroll procedures.

          (D) SPECIAL RULE. Effective for Plan Years beginning after December 31, 1992:

               (1) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

               (2) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for

Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are non-Highly Compensated Employees by more than two percentage points.

               (3) The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as elective deferrals for purposes of the Actual Deferral Percentage test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such elective deferrals (and, if applicable, such qualified non-elective contributions or qualified matching contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, this Plan shall be treated as separate and mandatorily disaggregated to the extent required by Tres. Section 1.401(k)-1(g)(11)(iii).

                    (a) For purposes of determining the Actual Deferral Percentage of a Participant who is a 5% owner of one of the ten most highly paid Highly Compensated Employees, the elective deferrals (and qualified non-elective contributions or qualified matching contributions, or both, if treated as elective deferrals for purposes of the Actual Deferral Percentage test) and Compensation of such Participant shall include the elective deferrals (and, if applicable, qualified non-elective contributions or qualified matching contributions, or both) and Compensation for the Plan Year of Family Members (as defined in Section 414(q)(6) of the Code).
Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                    (b) For purposes of determining the Actual Deferral Percentage test, elective deferrals, qualified non-elective contributions and qualified matching contributions must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

                    (c) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage test and the amount of qualified non-elective contributions or qualified matching contributions, or both, used in such test.

                    (d) The determination and treatment of the Actual Deferral Percentage amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

          (E) REFUND OF EXCESS CONTRIBUTIONS. If Excess Contributions are made for Highly Compensated Employees for a Plan Year, the Plan Administrator shall be permitted to reduce the Salary Deferral amount of such Participants to an amount which is not more than the maximum allowable rate. This reduction shall be made first by reducing the deferral rate of those Highly Compensated Employees whose deferral rate is highest in 1% increments to the extent necessary. Any Excess Contributions shall be returned to the Employer; provided that these funds shall be paid to the affected Participants as additional Compensation, net of any applicable tax withholdings.

          Such Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to such Excess Contributions shall be the sum of:

                    (i) the income or loss allocable to the Participant's Salary Deferral Account for the Plan Year for which the excess contributions occurred multiplied by a fraction, the numerator of which is the Participant's excess contributions for the year and the denominator of which is the balance of the Participant's Salary Deferral Account as of the end of the Plan Year without regard to any income or loss occurring during such Plan Year; and

                    (ii) 10% of the amount determined under (i) above multiplied by the number of whole calendar months between the end of such taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

          (F)  SECTION 402(g) LIMITATIONS ON SALARY DEFERRAL CONTRIBUTIONS.

               (1) No Participant shall be permitted to have Salary Deferrals made under this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

               (2) A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before March 1 of the applicable year of the amount of the Excess Elective Deferrals to be assigned to the Plan.
A Participant shall be deemed to notify the Employer of any Excess Elective Deferrals that arise by taking into account only those Salary Deferrals made to this Plan and any other plans of the Employer.

               (3) Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 of each year to the Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

               (4) The Participant's claim must (i) be in writing, (ii) be submitted to the Plan Administrator not later than March 1 of the applicable year, (iii) specify the amount of the Participant's Excess Elective Deferrals for the preceding calendar year, and (iv) he accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals (when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k), or 403(b) of the
Code) shall exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

               (5) The Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals shall be the sum of:

                         (i) the income or loss allocable to the
Participant's Salary Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator of which is the balance of the Participant's Salary Deferral Account without regard to any income or loss occurring during such taxable year; and

                         (ii) 10% of the amount determined under (i) above
multiplied by the number of whole calendar months between the end of the Participant's taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month.

                    The amount of Excess Elective Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year.
In no event may the amount distributed exceed the Participant's total Salary Deferrals for such taxable year.

4.2 VOLUNTARY AFTER TAX CONTRIBUTIONS AND WITHDRAWALS. No Participant is required to make any contributions to the Plan. However, each Participant may make voluntary after tax contributions to the Plan in whole multiples of 1% of his Compensation paid on or after December 5, 1990. Such voluntary after tax contributions may not exceed 10% of such Participant's Statutory Compensation for the Plan Year of the contribution; if such Participant is a participant under any other defined contribution or defined benefit plan of the Employer, the total voluntary after tax contributions under all such plans shall not exceed 10% of such Participant's Statutory Compensation for all Plan Years that he has been a Participant. Any such voluntary after tax contributions by a Participant shall be credited to such Participant's Voluntary After Tax Contribution Account and shall be immune from forfeiture under any provision of this Plan.

4.3 ROLLOVER CONTRIBUTIONS. An Employee, whether or not he has met the service requirement for active participation set forth in Section 3.1(A), may make a Rollover Contribution to the Plan. The Retirement Board shall determine whether to accept such contribution. Any Rollover Contribution shall be kept in a separate Rollover Account in such Participant's name on the Plan's records and shall be immune from forfeiture under any provision of this Plan.

4.4       CONTRIBUTIONS.

          (A) AMOUNT. The Employer shall make contributions to the Trust in Employer Stock, in such amounts as required pursuant to the Letter of Agreement, dated September 21, 1990, and the Debt Restructuring

Letter of Agreement, dated October 12, 1992, entered into by and between the Employer and the Association. Such Employer Contributions shall be kept in a separate Employer Contribution Account in each Participant's name on the Plan's records and shall be immune from forfeiture under any provision of this Plan. The Employer's obligation to contribute such Employer Contributions shall continue to any successor of the Employer (through merger, sale, or other means of transfer of ownership or control), unless the Association gives written consent otherwise. Effective January 1, 1993, amounts held in the Employer Contribution Account shall be initially invested in the Stock Fund, and thereafter subject to Participant directions pursuant to Article 7 of the Plan.

          (B) TIMING OF CONTRIBUTION. Employer Contributions required under the Letter of Agreement dated September 21, 1990 shall be made to the Trust by the Employer as follows:

               (1) 1/6th of the total Employer Contribution as determined under the Letter of Agreement dated September 21, 1990, shall be contributed on November 2, 1990;

               (2) 3/6ths of the total Employer Contribution as determined under the Letter of Agreement, dated September 21, 1990, shall be contributed on January 2, 1991;

               (3) If the Employer's actuary determines that the remainder of the Employer Contributions as determined under the Letter of Agreement, dated September 21, 1990, will not exceed the limitations of Sections 404 or 415 of the Code for the 1991 Plan Year, the remainder of such Employer Contributions shall be contributed within 15 days of such determination. If the Employer's actuary determines that the remainder of the Employer Contributions exceeds the limitations of Sections 415 or 404, the remainder of the Employer Contributions shall be contributed on January 2, 1992.

          (C) TIMING OF CONTRIBUTION. Employer Contributions of an aggregate of 425,000 shares of Employer Stock, as required under the Debt Restructuring Letter of Agreement dated October 12, 1992, shall be made to the Trust by the Employer as follows:

               (1) for the 1992 Plan Year, the Employer shall contribute the maximum permissible number of shares of Employer Stock that can be contributed for each Employee eligible for an allocation thereof for the 1992 Plan Year pursuant to Sections 404 and 415 of the Code on February 28, 1993, or within ten days after the registration statement regarding such shares become effective, whichever is later; and

               (2) for the 1993 Plan Year and each subsequent Plan Year, the Employer shall contribute (i) the estimated maximum permissible number of shares of Employer Stock that can be contributed for each Employee eligible for an allocation thereof for that Plan Year pursuant to Sections 404 and 415 of the Code on January 12 of that Plan Year, or within ten days after the registration statement regarding such shares becomes effective, whichever is later; and (ii) the maximum permissible number of shares that can be contributed for each Employee eligible for an allocation thereof for the previous Plan Year pursuant to Sections 404 and 415 of the Code no later than February 28 of the next Plan Year.

               (3) Each Plan Year, the Employer shall provide the Association a copy of its calculation of the estimated maximum permissible number of shares of Employer Stock that can be contributed and allocated to each individual for such Plan Year within 30 days after such calculation is made. Each Plan Year, the Employer shall also provide the Association a copy of its final calculation of the maximum permissible number of shares of Employer Stock that can be contributed for each Plan Year within 30 days after such calculation is made.

               (4) For purposes of this Section 4.4(C), the maximum amount of Employer Stock that can be contributed by the Employer for each Plan Year shall be determined on the assumption that the maximum amount that may be allocated to or benefits accrued on behalf of an eligible Employee under
Section 415 of the Code at any time shall be made first from the contribution of Employer Stock provided in this Section 4.4(C) and prior to any other contribution, allocation, or accrual of benefits to this Plan or any other plan qualified under Section 401(a) of the Code, other than Salary Deferrals.

          (D) SUSPENSE ACCOUNT. A separate account shall be maintained in which the Employer Stock contributed to the Trust Fund by the Employer shall be segregated and held until allocated to Participants' Employer
Contribution Accounts pursuant to Section 5.2(D) and 5.2(E).

4.5 RETURN OF CONTRIBUTIONS. Notwithstanding any other provisions of this Plan, any contributions made by the Employer or a Participant are conditioned upon the initial qualification of this Plan under Section 401(a) of the Code; any contributions made by Participants or pursuant to a Salary Deferral agreement shall be returned to the Participants and any contribution made by the Employer shall be returned to the Employer within one year after the date on which the Secretary of the Treasury (or his delegate) issues notice to the Employer that the Plan does not satisfy the requirements of Section 401(a) of the Code. A Contribution may also be returned within one year if the contribution was made by reason of a mistake of fact. Any Employer Contribution which is returned to the Employer shall be paid directly to the Participants as compensation.

4.6 INDIVIDUAL LIMITATIONS ON CONTRIBUTIONS. The total amount of contributions under this Article for any Plan Year may not exceed the limitations set forth in Article 8.

                                    ARTICLE 5
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNT

5.1 SEPARATE ACCOUNTS. The Plan Administrator shall establish and maintain on its books, as applicable, a Salary Deferral Account, a Voluntary After Tax Contribution Account, a Rollover Account, and an Employer Contribution Account in the name of each Participant.

5.2       ALLOCATION RULES.

          (A) SALARY DEFERRAL CONTRIBUTIONS. The Plan Administrator shall allocate Salary Deferral contributions among Participants' Salary Deferral Accounts in accordance with the applicable Salary Deferral agreements and concurrent with the Employer's deposit of such contributions in the Trust pursuant to Section 4.1.

          (B) VOLUNTARY AFTER TAX CONTRIBUTIONS. The Plan Administrator shall allocate voluntary after tax contributions among the Participant's Voluntary After Tax Contribution Accounts in accordance with the applicable voluntary after tax contribution agreements and concurrent with the Employer's deposit of such contributions in the Trust pursuant to Section 4.2.

          (C) ROLLOVER CONTRIBUTIONS. The Plan Administrator shall allocate Rollover Contributions among the Participant's Rollover
Contribution Account concurrent with the Employer's deposit of such contributions in the Trust pursuant to Section 4.3.

          (D) EMPLOYER CONTRIBUTIONS-1990 AGREEMENT. The Plan Administrator shall allocate Employer Contributions required under the Letter of Agreement dated September 21, 1990 as follows:

               (1) As of the last day of each Plan Year, the Plan Administrator shall allocate the Employer Contributions received by the Trust Fund in such Plan Year. The allocation to each Participant's Employer Contribution Account shall (subject to Section 5.2(D)(2)) be the number of shares of Employer Stock (computed to three decimal places) together with an amount equal to the cash and non-cash dividends thereon constituting the Employer Contributions received by the Trust Fund in such Plan Year that bears the same ratio to such Employer Contributions as the Participant's Compensation (excluding the per diem pay) for the Plan Year multiplied by 10% bears to the Compensation (excluding the per diem pay) of all Participants for the Plan Year multiplied by 10%.

               (2) For purposes of allocating the Employer Contributions for each Plan Year, each Employee hired after September 21, 1990, shall receive an allocation of the Employer Contribution for such year as though such Employee were a Participant for the period of the Plan Year he was an Employee even if such Employee is not a Participant at any time during the Plan Year. The amount so allocated for such an Employee shall be held in a special account in such Employee's name. If such Employee terminates employment prior to becoming a Participant, such account shall be regarded as an additional Employer Contribution in the Plan Year such Employee terminates employment. If such an Employee becomes a participant, then such account shall become an Employer Contribution Account in the name of the Participant.

               (3) Any cash dividends paid to the Trust Fund on Employer Stock allocated to a Participant's Employer Contribution Account shall remain in such Participant's Employer Contribution Account and invested in Employer Stock. Any cash and non-cash dividends paid to the Trust Fund on unallocated Employer Stock shall be allocated to a Participant's Employer Contribution Account in the same proportion to the total number of shares received as the number of shares in the Employer Contribution Account for such Participant immediately before such date bears to the total number of shares allocated to the Employer Contribution Accounts of all participants immediately before such date.

          (E) EMPLOYER CONTRIBUTIONS-1992 AGREEMENT. Subject to the provisions of Section 4.4(C), the Plan Administrator shall allocate Employer Contributions, as required under the Debt Restructuring Letter of Agreement dated October 12, 1992, and any attachments thereunder, as follows:

               (1) For purposes of allocating the Employer Contributions, each Participant who is an Employee on September 20, 1992 and who receives Compensation on or after September 20, 1992, shall be eligible to receive an allocation, subject to the limitations under Sections 404 and 415 of the Code. If a Participant terminates employment prior to allocation of Employer Stock in the Participant's Employer Contribution Account, such Participant's Employer Stock shall be regarded as an additional Employer Contribution in the calendar quarter such Participant terminates employment.

               (2) An estimated amount of Employer Contributions shall be allocated to Employees who are probationary Employees on September 20, 1992, as though such Employees were Participants. The amount so allocated for such Employees shall be held in a special account. If such Employee terminates employment prior to becoming a Participant, that Employee's amount shall be regarded as an additional Employer Contribution in the calendar quarter such Employee terminates employment and shall be allocated to eligible Employees on a per capita basis. If such an Employee becomes a Participant, then the Employee's amount shall be allocated to an Employer Contribution Account in the name of the Participant.

               (3) For purposes of allocating the Employer Contributions under this Section 5.2(E), the maximum amount that may be allocated to or benefits accrued on behalf of an eligible Employee under Section 415 of the Code at any time shall be made first from the allocation of Employer Stock provided in this Section 5.2(E) and prior to any other contribution, allocation, or accrual of benefits to this Plan or any other plan qualified under Section 401(a) of the Code other than Salary Deferrals.

               (4) For the 1992 Plan Year, each eligible Employee's Employer Contribution Account shall be allocated (within 30 days of the Employer contribution of Employer Stock for the 1992 Plan Year as required under Section 4.4(C)(1)) from the shares of Employer Stock then held in the unallocated suspense account established under Section 4.4(D), the number of shares, if any, determined as follows:

                    Step 1: 853 shares of Employer Stock (or such lesser number of shares due to the limitations under Section 415 of the Code, determined on a per capita basis that are allocable for such Plan Year).

                    Step 2: If any shares of Employer Stock in such suspense account remain unallocated after Step 1, 39 shares of Employer Stock (or such lesser number of shares due to the limitations under Section 415 of the Code, determined by dividing the aggregate number of unallocated shares that remains available for allocation in such Plan Year by the aggregate number of whole years of service of all eligible Employees for such Plan Year) for each whole year of service as of September 20, 1992.

                    Step 3: If any shares of Employer Stock in such suspense account remain unallocated after Steps 1 and 2, such remaining shares shall be allocated to each eligible Employee's Employer Contribution Account on a per capita basis.

               (5) For each calendar quarter after the 1992 Plan Year, each eligible Employee's Employer

Contribution Account shall be allocated (within 30 days after such calendar quarter) from the shares of Employer Stock then held in the unallocated suspense account established under Section 4.4(D), the number of shares, if any, determined as follows:

                    Step 1: To the extent an eligible Employee has not been previously allocated an aggregate of 853 shares of Employer Stock, a number of shares of Employer Stock equal to the difference (or such lesser number of shares due to the limitations of Section 415 of the Code, determined on a per capita basis that are allocable for such quarter) between 853 shares and the number of shares previously allocated to such Employee under Step 1 of
Section 5.2(E)(4)(a) or this Step 1.

                    Step 2: If any shares of Employer Stock in such suspense account remain unallocated after Step 1, a number of shares of Employer Stock equal to the difference (or such lesser number of shares due to the limitations of Section 415 of the Code, determined by dividing the aggregate number of unallocated shares that remains available for allocation in such Plan Year by the aggregate number of whole years of service of all eligible Employees for such Plan Year that are allocable for such quarter) between 39 shares of Employer Stock for each whole year of service as of September 20, 1992 and the number of shares previously allocated to such Employee under Step 2 of Section 5.2(E)(4)(a) or this Step 2.

                    Step 3: If any shares of Employer Stock in such suspense account remain unallocated after Steps 1 and 2, such remaining shares shall be allocated to each eligible Employee's Employer Contribution Account on a per capita basis.

               (6) The maximum number of shares of Employer Stock allocable to each eligible Employee under Steps 1 and 2 of Section 5.2(E)(4) and (5) is set forth in Schedule 1 attached hereto.

               (7) Any cash dividends paid to the Trust Fund on Employer Stock allocated to a Participant's Employer Contribution Account shall be contributed to such Participant's Employer Contribution Account and invested in Employer Stock. Any cash or non-cash dividends paid to the Trust Fund on unallocated Employer Stock shall be allocated to a Participant's Employer Contribution Account in the same proportion to the total number of shares received as the number of shares in the Employer Contribution Account for such Participant immediately before such date bears to the total number of shares allocated to the Employer Contribution Accounts of all Participants immediately before such date.

               (8) Any shares that can not be allocated to Participants' Employer Contribution Accounts by the Final Contribution Date, due to the limitations imposed by Sections 404 and 415 of the Code, shall be allocated to remaining Participants per capita. For purposes of this Section 5.2(E)(8), the Final Contribution Date shall mean the later of (i) February 28, 1997, or
(ii) the date the Employer makes the last contribution of Employer Stock to the Trust pursuant to Section 4.4(C) of the Plan to Participants continuously employed by the Employer.

          (F) NOTICE OF ALLOCATION. The Plan Administrator shall notify the Trustee and the Association in writing (or by other permanent record) of its allocations made pursuant to this Section 5.2.

                                    ARTICLE 6
                                     VESTING

6.1       VESTING OF SALARY DEFERRAL ACCOUNT.   A Participant's interest
in his Salary Deferral Account, if applicable, shall be 100% nonforfeitable at all times.

6.2       VESTING OF VOLUNTARY AFTER TAX CONTRIBUTION ACCOUNT.  A
Participant's interest in his Voluntary After Tax Contribution Account, if applicable, shall be 100% nonforfeitable at all times.

6.3 VESTING OF ROLLOVER CONTRIBUTION ACCOUNT. A Participant's interest in his Rollover Contribution Account, if applicable, shall be 100% nonforfeitable at all times.

6.4 VESTING OF EMPLOYER CONTRIBUTION ACCOUNT. A Participant's interest in his Employer Contribution Account, if applicable, shall be 100% nonforfeitable at all times.

                                   ARTICLE 7
                            INVESTMENT OF ACCOUNTS

7.1 PARTICIPANT-DIRECTED INVESTMENT. All contributions to the Trust shall be invested by the Trustee as directed by the Participants pursuant to this Article 7, or in accordance with Section 7.4.

7.2 INVESTMENT OPTIONS. Subject to the next paragraph, each Participant shall select any combination of the following investment options with respect to the funds in all of his Accounts (except his Employer Contribution Account):

        (A) An investment option as selected by the Retirement Board, from time to time, which provides for a short term fixed rate of return;

        (B) An investment option as selected by the Retirement Board, from time to time, which is primarily invested in equities;

        (C) An investment option as selected by the Retirement Board, from time to time, which is primarily invested in high grade money market instruments; and

        (D) Any additional investment options as selected, from time to time, by the Retirement Board.

        Such elections shall be made in writing or, if acceptable to the Trustee, by phone or electronic transmission, to the Trustee in accordance with procedures established by the Plan Administrator. Each Participant shall be solely responsible for the selection of his investment options provided for hereunder. The fact that an investment option is made available to a Participant for investment under the Plan shall not constitute, or be construed as constituting, a recommendation for investment in that investment option.

        Effective January 1, 1993, a Participant may direct the Trustee to liquidate any or all amounts held in his name in the Stock Fund, to the extent permissible under law, and immediately thereafter reinvest in another investment option available under this Article 7. The Trust Fund may hold up to 100% of its assets in Employer Stock. A Participant may not, however, direct the Trustee to liquidate any or all amounts held in his name in another investment option and immediately thereafter reinvest in the Stock Fund.

7.3 FREQUENCY OF CHANGING INVESTMENT OPTIONS. Subject only to restrictions imposed by the Trustee, a Participant shall be permitted to change his election of any investment option(s) and/or the percentage of funds (in increments of 10%) in each of his Accounts to be invested in each investment option, with respect to prior contributions, future contributions, other allocations, and all earnings thereon.

7.4 FAILURE TO SELECT INVESTMENT OPTION. Any funds in the Accounts of a Participant with respect to which the Participant has failed to elect an investment option shall be invested in the money market instrument option selected by the Retirement Board pursuant to Section 7.2(C), until such time as the Trustee is advised by the Participant of the investment option election.

7.5 INVESTMENT INCOME AND LOSSES. The amount of net income, loss, appreciation, or depreciation from each investment option shall be credited to or charged against, as the case may be, each of the Accounts of each Participant selecting such option on a pro rata basis no less frequently than the last day of each month in the Plan Year or as the Trustee may dictate. The Plan Administrator will provide each Participant with written information concerning his investments' performance for each quarter within the first month of the following quarter.

7.6 VOTING EMPLOYER STOCK. Any Participant shall be entitled to inform the Trustee in writing of the direction in which he would vote the shares of Employer Stock then allocated to such Participant's Employer Contribution Account. The Trustee shall vote the block of shares allocated to Participants' Employer Contribution Accounts according to the direction of the majority of number of shares for which the Trustee received information, subject, however to the Trustee's fiduciary obligation under ERISA. Shares of Employer Stock held by the Trust which are not then allocated to Participants' Employer Contribution Accounts shall be voted by the fiduciaries designated in Section 18.6 as long as in accordance with the applicable fiduciary obligations of ERISA.

        On any question regarding the merger, consolidation, or acquisition of the Employer, the acquisition by the Employer of another airline, the sale of all or substantially all of the Employer's assets, or the liquidation of the Employer, the Trustee shall vote the block of allocated and unallocated shares of Employer Stock held by the Trust as specified above. In addition, prior to any sale of Employer Stock by the Trustee other than as described in
Section 14.2 (such as a "tender offer" for Employer Stock or a "takeover attempt"), a majority of the shares of Employer Stock allocated to Participant's Employer Contribution Accounts must be voted by such Participants in favor of such sale.

        At the direction of the Plan Administrator, the Trustee shall use its best efforts to deliver, or cause to be delivered, to the Participants a copy of all proxies, notices, and other information which the Employer generally distributes to the shareholders of the Employer. The Trustee shall establish such procedures for the collection of the instructions of the Participants on the voting of Employer Stock as it shall determine to be appropriate.

7.7 CONVERSION OF EMPLOYER STOCK TO CASH. Employer Stock which becomes subject to liquidation pursuant to the provisions of this Article 7 shall be sold by the Trustee on the open market and the cash resulting therefrom credited to the Participant as of the closing market value on the transaction date.

                                   ARTICLE 8
                         LIMITATIONS ON CONTRIBUTIONS

8.1 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - NO PARTICIPATION IN OTHER DEFINED CONTRIBUTION ARRANGEMENT.

        (A) If a Participant does not participate in and has never participated in another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides an Annual Addition, the amount of Annual Additions that may be credited to the Participant's Accounts for any limitation year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan. If a contribution that would otherwise be contributed or allocated to the Participant's Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year equal the Maximum Permissible Amount.

        (B) Prior to determining the Participant's Statutory Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimate of the Participant's Statutory Compensation for the Limitation Year, such estimate to be uniformly determined for all Participants similarly situated.

        (C) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Statutory Compensation for the Limitation Year.

        (D) If pursuant to Section 8.1(C) there is an Excess Amount, any Salary Deferrals, to the extent such contributions would reduce the Excess Amount, shall be returned to the Participant.

8.2 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - PARTICIPATION IN ANOTHER DEFINED CONTRIBUTION ARRANGEMENT.

        (A) If in addition to this Plan the Participant is covered under another qualified plan maintained by the Employer, a welfare benefit fund (as defined in Section

419(e) of the Code) maintained by the Employer, or an individual medical account (as defined in Section 415(1)(2) of the Code) maintained by the Employer, or a simplified employee pension (as defined in Section 408(k) of the Code) maintained by the Employer that provides an Annual Addition during any Limitation Year, then the Annual Additions that may be credited to a Participant's Accounts under this Plan for any such Limitation Year shall not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's account under such other plans and funds for the same Limitation Year. If the Annual Additions with respect to the Participant under such other plans and funds are less than the Maximum Permissible Amount and a contribution that would otherwise be contributed or allocated to the Participant's Accounts under this Plan would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans and funds for the Limitation Year shall equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other plans and funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount shall be contributed or allocated to the Participant's Accounts under this Plan for the Limitation Year.

        (B) Prior to determining the Participant's actual Statutory Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 8.1(B).

        (C) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Participant's actual Statutory Compensation for the Limitation Year.

        (D) If, pursuant to Section 8.2(C) or as a result of the allocation of forfeitures, if any, a Participant's Annual Additions under this Plan and such other plans and funds would result in an Excess Amount for a Limitation Year, the Excess Amount shall be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account shall be deemed to have been allocated first regardless of the actual allocation date.

        (E) If an Excess Amount was allocated to a Participant on an allocation date of this Plan that coincides with an allocation date of another such plan or fund, the Excess Amount attributed to this Plan shall be the product of (i) the total Excess Amount allocated as of such date and (ii) the ratio of [a] the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to [b] the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other such plans and funds.

        (F) Any Excess Amount attributed to this Plan shall be disposed in the manner described in Section 8.1(D).

8.3 LIMITATION ON ANNUAL ADDITIONS TO THE PLAN - PARTICIPATION IN DEFINED BENEFIT PLAN.

        If the Employer maintains or at any time maintained a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction shall not exceed 1.0 in any Limitation Year. Reduction of benefits and/or contributions or allocations to the plans, where required, shall he accomplished first by reducing the Participant's benefits under the defined benefit plans and then by reducing the contributions or allocations under the defined contribution plans. If the Participant participates in more than one defined benefit plan maintained by the Employer and reductions are necessary under the defined benefit plans, such reductions shall be made first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until the limitation of this
Section 8.3 is no longer exceeded. If the Participant participates in more than one defined contribution plan (other than the Plan) maintained by the Employer, reductions in such category of plans shall be first from the first such plan in which he commenced participation and if further reduction is required, then from the second such plan in which he commenced participation, and proceeding in such order until reductions from all such plans have been appropriately effected.

8.4     DEFINITIONS

        In addition to the definitions in Article 2, the following definitions shall apply for purposes of this Article 8:

        (A) Annual Additions: The sum of the following amounts credited to a Participant's Accounts for the Limitation Year:

             (1)  Employer contributions,

             (2)  employee contributions,

             (3)  forfeitures,

             (4) amounts allocated to an individual medical account (as defined in Section 415(1)(2) of the Code) that is part of a pension or annuity plan maintained by the Employer,

             (5) amounts derived from contributions paid or accrued in taxable years that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in
Section 419(e) of the Code) maintained by the Employer,

             (6) allocations under a simplified employee pension (as defined in Section 408(k) of the Code), and

             (7) any Excess Amount applied under Section 8.1(D) or 8.2(F) in the Limitation Year to reduce employer contributions.

        (B) Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140% of the Highest Average Compensation, including any adjustments under
Section 415(b) of the Code.

        Notwithstanding the prior paragraph, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer that were in existence on May 6, 1986, the denominator of this fraction shall not he less than 125% of the sum of the annual benefits under such plans that the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of such plan after May 5, 1986. This paragraph applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitation Years beginning before January 1, 1987.

        (C) Defined Contribution Dollar Limitation: $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in
Section 415(b)(1) of the Code as in effect for the Limitation Year.

        (D) Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer and the Annual Additions attributable to all welfare benefit funds (as defined in Section 419(e) of the Code) and individual medical accounts (as defined in Section 415(1)(2) of the Code) maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation
Years with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation determined under Sections 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35% of the Participant's Statutory Compensation for such year.

        If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer that were in existence on May 6, 1986, the numerator of this fraction shall be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, shall be permanently subtracted from the numerator of this fraction. The adjustment shall be calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

              The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

          (E) Employer: The Employer and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h) of the Code), all commonly controlled trades or businesses (as defined in Section 414(c) of the Code as modified by Section 415(h) of the
Code), or all members of an affiliated service group (as defined in
Section 414(m) of the Code) of which the Employer is a part, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

          (F) Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

          (G) Highest Average Compensation: The average Statutory Compensation for the three consecutive Years of Service with the Employer that produces the highest average.

          (H) Limitation Year: A calendar year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (I) Maximum Permissible Amount: The lesser of $30,000 (or beginning January 1, 1988, such larger amount determined in accordance with
Section 415(d) of the Code for the Limitation Year). The maximum Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of (i) the Defined Contribution Dollar Limitation or (ii) 25% of the Participant's Statutory Compensation for the Limitation Year. The compensation limitation referred to in clause (ii) of the prior sentence shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under
Section 415(l)(1) or 419A(d)(2) of the Code.

              If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the Defined

Contribution Dollar Limitation multiplied by the following fraction:

                 number of months in the short limitation year
                 ---------------------------------------------
                                      12

         (J) Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the participant would be entitled under the terms of the plan assuming:

              (1) the participant shall continue employment until normal retirement age under the plan (or current age, if later), and

              (2) the participant's Statutory Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan shall remain constant for all future Limitation Years.

                                   ARTICLE 9
                                 BENEFICIARIES

9.1    DESIGNATION.  Each Participant may designate one or more
Beneficiaries by delivering a written designation thereof to the Plan Administrator. Upon the death of a Participant, his Beneficiary shall be entitled to payments of benefits due the Participant in an amount and in the manner provided for in this Plan. A Participant may designate different Beneficiaries at any time by delivering a new written designation to the Plan Administrator. Any such designation shall become effective only upon its receipt by the Plan Administrator. The last effective designation received by the Plan Administrator shall supersede all prior designations. A designation of a Beneficiary shall be effective only if the designated Beneficiary survives the Participant. In the case of a Married Participant, the Beneficiary of the death benefit provided in this Article shall be the Married Participant's spouse, provided, however, that a Married Participant may designate a Beneficiary other than the spouse if:

       (a) the spouse, in a writing witnessed by a notary, consents to the Participant's right to designate another Beneficiary, or

       (b)  the Participant has no spouse, or

       (c)  the spouse cannot be located.

9.2 FAILURE TO DESIGNATE. If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, the Participant shall be deemed to have designated as the Beneficiary, in order of priority: (a) surviving spouse, (b) surviving children (including adopted children), in equal shares, (c) surviving parents, in equal shares, or
(d) the Participant's estate.

9.3 BENEFICIARIES BOUND BY PLAN. Whenever the rights of a Participant are stated or limited in the Plan and the Trust Agreement, his Beneficiaries shall be bound thereby.

                                  ARTICLE 10
                              RETIREMENT BENEFITS

10.1 AMOUNT OF BENEFITS. The Plan Administrator shall direct the Trustee to distribute to such Participant his Account, in the form and manner required by Article 14.

10.2   TIME OF DISTRIBUTION

       (A) Subject to Section 14.4, unless a Participant elects to defer commencement of benefits pursuant to Section 10.2(B), the benefits under
Section 10.1 shall be distributed no later than 90 days after the end of the calendar month within which the Plan Administrator receives written notice that the Participant actually retires or terminates employment. Should a retired Participant die before receiving all amounts due to him, any balance shall be paid to his Beneficiary.

       (B) Subject to Appendix 1, a Participant shall have the option to defer distribution of his benefits until a date not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Upon a Participant's written election to receive his benefits, after his Normal Retirement Date but prior to April 1 of the year in which the Participant attains age 70 1/2 such benefits shall be distributed no later than 90 days after the end of the calendar month within which the Participant actually makes such election.

       (C) Anything contained herein to the contrary notwithstanding, a Participant, whether retired or active, must commence receipt of his benefits not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

10.3 DEFERRED RETIREMENT. Notwithstanding a Participant's Normal or Early Retirement Date, he shall not be required to actually retire from the service of the Employer and shall be entitled to continue to participate in the Plan until his actual retirement.

                                  ARTICLE 11
                                DEATH BENEFITS

11.1   DEATH BENEFITS.

       (A) AMOUNT OF BENEFITS. The Plan Administrator shall direct the Trustee to distribute to such Participant's Beneficiary the Participant's Account, in the form and manner required by Article 14.

       (B) TIME OF DISTRIBUTION. Subject to Section 14.4, the benefits under this Section 11.1 shall be distributed no later than 90 days after the end of the calendar month within which the Plan Administrator receives written notice of such Participant's death.

11.2 PROOFS. The Plan Administrator may require such proof of death and such evidence of the right of any person to receive payment of the benefits of the deceased Participant as it may deem advisable. The Plan
Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                                  ARTICLE 12
                              DISABILITY BENEFITS

12.1 AMOUNT OF BENEFITS. The Plan Administrator shall direct the Trustee to distribute to such Participant his Accounts in the form and manner required by Article 14.

12.2   TIME OF DISTRIBUTION.

       (A) Subject to Section 14.4, unless a Participant elects to defer commencement of benefits pursuant to Section 12.2(B), below, the benefits under Section 12.1 shall be distributed no later than 90 days after the end of the calendar month within which the Participant actually retires or terminates employment. Should a disabled Participant die before receiving all amounts due to him, any balance shall be paid to his Beneficiary.

       (B) Subject to Appendix 1, a Participant shall have the option to defer distribution of his benefits until a date not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. Upon a Participant's written election to receive his benefits, after his Normal Retirement Date but prior to April 1 of the year in which the Participant attains age 70 1/2 such benefits shall be distributed no later than 90 days after the end of the calendar month within which the Participant actually makes such election.

       (C) Anything contained herein to the contrary notwithstanding, a Participant, whether retired or active, must commence receipt of his benefits not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

                                  ARTICLE 13
                        EMPLOYMENT TERMINATION BENEFITS

13.1   PARTICIPATION CEASES UPON TERMINATION OF EMPLOYMENT.   Upon
Termination of Employment, a Participant shall cease to be a Participant in the Plan, except for purposes of receiving a distribution of his Accounts, as hereinafter provided in this Article.

13.2 TIME OF DISTRIBUTION. Subject to Section 14.4, the benefits provided for hereunder shall be distributed no later than 60 days after the quarter in which a Participant incurs a Termination of Employment.

                                   ARTICLE 14
                          DISTRIBUTIONS TO PARTICIPANTS

14.1 TIME AND METHOD OF PAYMENT. The benefit to which a Participant or Beneficiary may become entitled under Articles 10 through 13 (inclusive) shall be distributed to him at such time as he elects in the form of a single sum.

14.2 DISTRIBUTION IN CASH. Distributions shall be made in cash, except for a Participant's Employer Contribution Account, which shall be distributed in shares of Employer Stock, with the value of any fractional share distributed in cash. The Trustee may sell fractional shares of Employer Stock allocated to a Participant's Employer Contribution Account in order to obtain cash that is to be distributed to a Participant or Beneficiary.

14.3 REPURCHASE OF EMPLOYER STOCK. To the extent that the Employer Stock is no longer publicly traded on an established securities market at the time that the Employer Contribution Account is distributed to any Participant or Beneficiary, such Employer Stock shall be subject to the requirements of
Section 409(h) of the Code.

       In such event, any Participant or Beneficiary receiving a distribution of shares of Employer Stock from the Plan shall have the right to require the Employer to purchase such shares of Employer Stock (the "put option") at any time during the following two periods, at their fair market value determined by the most recently completed valuation that coincides with or immediately precedes the date the put option is exercised. The first period shall be for 60 days beginning on the date of distribution of Employer Stock to the Participant or Beneficiary; and the second period shall be for 60 days beginning on the date the Participant or Beneficiary receives notice of the first valuation of Employer Stock which occurs after the date of distribution of Employer Stock to the Participant or Beneficiary. The payment for shares of Employer Stock sold to the Employer pursuant to the put option shall be made in a lump sum in cash within 30 days after the put option is exercised.

14.4   SPECIAL DISTRIBUTION RULES.

       (A) (1) If a Participant terminates service and the value of his Accounts does not exceed (or at the time of any prior distribution did not exceed) $3,500, the Participant shall receive a distribution of the value of his Accounts. For purposes of this Section 14.4(A)(1), if the value a Participant's Accounts is zero, the

Participant shall be deemed to have received a distribution of his Accounts.

            (2) If the value of a Participant's Accounts exceeds (or at the time of any prior distribution exceeded) $3,500 and the Accounts are immediately distributable, the Participant must consent to any distribution of his Accounts. The consent of the Participant shall be obtained in writing within the 90-day period ending on the first day of the first period for which an amount is paid in any form. The Employer shall notify the Participant of the right to defer any distribution until his Accounts are no longer immediately distributable. Such notification shall be provided no less than 30 days and no more than 90 days prior to the distribution date. However, distribution may commence less than 30 days after the notice described in the preceding sentence is given, provided the distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, the Employer clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and the Participant after receiving the notice affirmatively elects a distribution.

            (3) Notwithstanding Section 14.4(A)(2), the consent of the Participant shall not be required to the extent that a distribution is required to satisfy Section 401(a)(9) or 415 of the Code.

            (4) Accounts are immediately distributable if any part of the Accounts could be distributed to the Participant (or surviving spouse) before the Participant attains, or would have attained if deceased, the later of his Normal Retirement Date or age 62.

       (B) (1) Unless the Participant elects otherwise, distribution of benefits shall begin no later than the 60th day after the latest of the close of the Plan Year in which (i) the Participant attains age 65 (or his Normal Retirement Date, if earlier), (ii) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (iii) the Participant terminates service with the Employers. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while his Accounts are immediately distributable (within the meaning of Section 14.4(A)(4)) shall he deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section 14.4(B)(1).

            (2) A Participant may request that the payment to him of his Accounts commence at a date later than the latest date provided under Section 14.4(B)(1). This request must be made by submitting to the Employer a written statement, signed by the Participant, that describes the date on which the Participant requests payment to commence. The Employer shall not grant this request if such request would cause death benefits payable under the Plan with respect to the Participant to be more than "incidental" within the meaning of the applicable Treasury Regulations.

       (C) The requirements of Appendix 1 shall apply to any distribution of a Participant's Accounts and shall take precedence over any inconsistent provisions of the Plan.

14.5   SECTION 401(a) (31) ELIGIBLE DISTRIBUTIONS.

       (A) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 14.5, a distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

       (B) For purposes of this Section 14.5, the following definitions shall apply:

            (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

            (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in
Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (3) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE 15
                          INALIENABILITY OF BENEFITS


15.1 INALIENABILITY. A Participant's interest in the Plan, or that of his Beneficiary, may not be assigned or alienated by voluntary or involuntary assignment. Any attempt by a Participant or Beneficiary to assign or alienate his interest under the Plan, or any attempt to subject his interest to attachment, execution, garnishment or other legal or equitable process, shall be void. This does not preclude the Trustee from complying with any Qualified Domestic Relations Order, or from the use of the Plan assets as security on a loan made pursuant to Article 22.

                                  ARTICLE 16
                      QUALIFIED DOMESTIC RELATIONS ORDERS

16.1 QUALIFIED DOMESTIC RELATIONS ORDERS. The Plan Administrator shall comply with all Qualified Domestic Relations Orders received by it and shall pay benefits in accordance with the applicable requirements of such Qualified Domestic Relations Orders.

16.2 NOTICE AND DETERMINATION. The Plan Administrator shall promptly notify the Participant and each Alternate Payee of the receipt of a Domestic Relations Order and of the Plan's procedures (as described in Section 16.3) for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order. The Plan Administrator shall, within a reasonable period of time after receipt of a Domestic Relations Order, determine whether the Domestic Relations Order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of their determination. The notices provided for in this Section 16.2 shall be mailed by certified mail, return receipt requested, to the addresses specified in the Domestic Relations Order, or, if the Domestic Relations Order fails to specify an address, to the last address of the Participant or Alternate Payee known to the Plan Administrator.

16.3   PROCEDURES FOR DETERMINATION.  Upon the receipt of a Domestic
Relations Order, the Plan Administrator shall review such Domestic Relations Order, or cause such Domestic Relations Order to be reviewed, to determine whether it is a Qualified Domestic Relations Order. If the Domestic
Relations Order satisfies each and every requirement set forth in Section 2.31, then the Plan Administrator shall make a determination that the Domestic Relations Order is a Qualified Domestic Relations Order, and the Plan Administrator shall provide notice of such determination in accordance with the requirements set forth in Section 2.31. If the Domestic Relations Order does not satisfy the requirements set forth in Section 2.31, the Plan Administrator shall notify the Participant and any Alternate Payee of the reasons such Domestic Relations Order would not be a Qualified Domestic Relations Order. Each Alternate Payee shall be permitted to designate a representative for receipt of copies of notices which are sent to the Alternate Payee with respect to a Domestic Relations Order received by the Plan Administrator and pertaining to the Alternate Payee.

16.4   PROCEDURES FOR PERIOD DURING WHICH DETERMINATION IS BEING MADE.

       (A) During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, the Retirement Board, a court of competent jurisdiction, or otherwise), the Plan Administrator shall direct the Trustee to segregate in a separate account(s) n the Plan the amounts which would have been payable to the Alternate Payee during such period if the Domestic Relations Order had been determined to be a Qualified Domestic Relations Order.

       (B) If within 18 months the Domestic Relations Order (or modification thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the Alternate Payee entitled thereto.

       (C)  If within 18 months:

            (1) it is determined that the Domestic Relations Order is not a Qualified Domestic Relations Order, or

            (2) the issue as to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved, then the Plan
Administrator shall notify the Trustee to pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no Domestic Relations Order.

       (D) Any determination that a Domestic Relations Order is a Qualified Domestic Relations Order which is made after the close of the 18-month period shall be applied prospectively only.

16.5 TREATMENT OF FORMER SPOUSE AS A SURVIVING SPOUSE. To the extent provided in any Qualified Domestic Relations Order, the former spouse of a Participant shall be treated as a surviving spouse of such Participant.

                                  ARTICLE 17
                               CLAIMS PROCEDURE

17.1 CLAIMS AND DETERMINATION. Any claim for benefits under this Plan shall be in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within 90 days after receipt of the claim notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall (a) be in writing, (b) be written in a manner calculated to be understood by the Participant or Beneficiary, and (c) contain (i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (iv) an explanation of the claim review procedure under this Article 17.

17.2 REVIEW OF DENIAL OF CLAIMS. Within 60 days after the receipt by a Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or Beneficiary may file a written request with the Retirement Board that it conduct a full and fair review of the denial of the claim for benefits and may examine pertinent documents and submit issues and comments in writing to the Retirement Board for its review. The Retirement Board shall deliver to the Participant or Beneficiary a written decision on the claim within 60 days after receipt of the aforesaid request for review unless special circumstances require an extension of time for processing, in which case a decision shall be rendered by the Retirement Board as soon as possible, but not later than 120 days after its receipt of a request for review. Such decision shall (a) be written in a manner calculated to be understood by the Participant and Beneficiary, (b) include the specific reason or reasons for the decision, and (c) contain a specific reference to the pertinent Plan provision upon which the decision is based.

                                  ARTICLE 18
                             PLAN ADMINISTRATION

18.1 PLAN ADMINISTRATOR. The Employer shall be the "Plan Administrator" (as defined in Section 3(16)(A) of ERISA) of the Plan, and shall be responsible for the performance of all reporting and disclosure obligations under ERISA and all other obligations required or permitted to be performed by the Plan Administrator under ERISA, including, but not limited to, conducting the discrimination test required under ERISA. The Employer shall be the designated agent for service of legal process. The Plan Administrator shall have such duties for the management, operation, and administration of the Plan as are specified herein.

18.2 ASSISTANTS OR REPRESENTATIVES. The Plan Administrator may appoint such assistants or representatives as it deems necessary for the effective exercise of its duties in administering the Plan. Further, the Plan Administrator may delegate to such assistants and representatives any powers and duties, both ministerial and discretionary, as it deems necessary or appropriate. Further, the Plan Administrator may engage accountants, attorneys, physicians, and such other personnel as it deems necessary or appropriate.

18.3 LIABILITY. The Plan Administrator shall be free from all liability, for his conduct and omissions, except to the extent of liability arising from his own willful misconduct or from the breach of any responsibility, obligation or duty imposed upon him by ERISA.

18.4 INDEMNIFICATION. To the extent not insured against by an insurance company, the Employer shall indemnify and hold harmless the Plan Administrator, the Employer Members of the Retirement Board and their assistants and representatives, and the Association shall indemnify and hold harmless the Association Members of the Retirement Board, from any and all proceedings in connection with the Plan or the Trust that may be brought by Employees, Participants, or their Beneficiaries or legal representatives, or by any other Person; provided, however, that such indemnification shall not apply to any such Person for such Person's acts of willful misconduct in connection with the Plan.

18.5 COSTS AND EXPENSES. All costs, charges, and expenses incurred in the administration of the Plan shall be paid in accordance with the pilots' collective bargaining agreement.

18.6 VOTING RIGHTS. The Association shall appoint fiduciaries to direct the Trustee as to the manner in which shares of Employer Stock shall be voted with respect to Employer Stock held by the Trust which are not allocated to Participants' Employer Contribution Accounts.

                                  ARTICLE 19
                               RETIREMENT BOARD

19.1 RETIREMENT BOARD. There shall be established a Retirement Board for the purpose of hearing and determining all disputes which may arise out of the application, interpretation, or administration of the Plan or concerning participation in or benefits under the Plan, with respect to the Participants and their Beneficiaries covered thereby. The Retirement Board shall act pursuant to the following:

         (A) The Retirement Board shall consist of four members, two of whom shall be selected by the Employer and two of whom shall be selected by the Association. The Employer shall establish its own rules for the selection of the members of the Retirement Board to be selected by it and the Association shall likewise establish its own rules for the selection of the members of the Retirement Board to be selected by it. The Employer shall also select one alternate member who may act for either of the two members appointed by the Employer in the event of absence or inability to act of one of such members, and the Association shall likewise select one alternate member who may act for either of the two members appointed by the Association in the event of the absence or inability to act of one of such members. Either the Employer or the Association at any time may remove a member appointed by it and may select a member to fill any vacancy among the members selected by it. Both the Employer and the Association shall, in writing, notify each other respectively concerning such selections, which shall continue until further written notice.

         (B) Three members of the Retirement Board shall constitute a quorum for the transaction of business. At all Retirement Board meetings, Employer members present shall be entitled to one vote each and Association members shall be entitled to one vote each. If at any such meeting two Employer members are not present, the Employer member present may cast two votes, and if two Association members are not present the Association member present may cast two votes.

         (C) The Retirement Board shall have the authority to appoint subcommittees from among the members of the Retirement Board to handle any problem within the jurisdiction of the Retirement Board. Such subcommittees shall report conclusively to the Retirement Board.

         (D) The compensation, travel, and other reasonable living expenses, if any, of members of the

Retirement Board selected by the Employer which are incidental to the holding of such meetings and performing functions of the Retirement Board, shall be paid by the Employer. The compensation, travel, and other reasonable living expenses, if any, of members of the Retirement Board selected by the Association which are incidental to the holding of such meetings and performing functions of the Retirement Board, shall be paid by the Association.

         (E) All decisions and actions taken by the Retirement Board shall be by the affirmative vote or agreement of not less than three votes. Such affirmative vote or agreement shall be in writing if given other than during a meeting of the Retirement Board. All decisions of the Retirement Board shall be final and binding upon the Employer, the Association, and any other Person having an interest in, under, or derived from the Plan. No ruling or decision of the Retirement Board in one case shall create a basis for a retroactive adjustment in any prior case.

         (F) If the Retirement Board shall fail to agree on any matter or dispute coming before it, it shall within ten days from the date of such failure to agree, designate an Impartial Referee. If the Retirement Board does not agree upon the selection of an Impartial Referee within such ten day period, then either the Employer or the Association may apply to the National Mediation Board for the designation by such Mediation Board of an Impartial Referee. The matter or dispute shall be submitted to the Retirement Board sitting with the Impartial Referee who shall act as Chairman during the proceedings pertaining to such matter. Such Impartial Referee shall have one vote. Three affirmative votes shall he required to render a decision or determination on matters coming before the Retirement Board sitting together with the Impartial Referee.

         (G) The compensation and expenses of the Impartial Referee and expenses incident to the conduct of proceedings coming before the Retirement Board shall be shared equally between the Employer and the Association.

         (H) Meetings of the Retirement Board may be called by mutual agreement of the members at any time without notice or by any two members of the Retirement Board upon 30 days' notice to the other members of the Retirement Board. Such meetings shall be conducted at the Employer's offices unless otherwise agreed to by the members of the Retirement Board.

19.2 POWERS OF THE RETIREMENT BOARD. The Retirement Board shall determine all disputes which may arise out of the application, interpretation, or administration of the Plan or concerning participation in or benefits under the Plan, with respect to the Participants and their Beneficiaries covered thereby. The Retirement Board shall have full power to affirm, reverse, or otherwise modify any decision or administrative action or proposed action which gave rise to any dispute. The Retirement Board shall have no power to add to or subtract from or modify any of the terms of the Plan. The Retirement Board shall have the power to establish rules of procedure for the conduct of its business and of hearings before it, which rules shall not be inconsistent with the provisions of this Plan. In addition, the Retirement Board shall perform the following functions: to select, monitor, and replace the Trustee and investment advisors; to establish the investment options among which the Participants may choose to self direct their investments; and to retain, on a project-by-project basis, investment and benefit consultants for individual investment options, which payment for such consultant's fees from the Plan assets investment in such investment option or, where appropriate, by directed brokerage commissions, as determined by the Retirement Board and as may be permitted under ERISA.

19.3 REVIEW FUNCTIONS. The Retirement Board shall have the following rights and review functions:

         (A) To examine, during normal business hours, all books, records, reports, regulations, and procedures relative to the Plan, including funding instruments, amendments, annual reports, actuarial, trustees' and insurance companies reports for the Plan, Trust Fund accounting, and related data.

         (B) The Employer shall furnish to the Pilot members of the Retirement Board and the Association all records and material set forth in subsection (a) above within 30 days from the date on which such material may have been prepared or compiled; and in any case annual reports (Form 5500), trustees' and insuring companies reports for the Plan shall be furnished to the Pilot members of the Retirement Board and the Association not less frequently than once each year. The Pilot members of the Retirement Board may request and shall be entitled to receive additional material and data relating to the foregoing.

         (C) The Retirement Board shall review the status and administration of the Plan, the Trust Fund, and insurance contracts, and in the appropriate case make recommendations to the Employer, the Association, and the Trustees. The Retirement Board shall prepare periodic reports with respect to its functions and actions and supply the same to the Employer and the Association.

19.4 EMPLOYER RECORDS. The Employer shall keep or cause to be kept such records as may be necessary or appropriate in the discharge of its duties hereunder. The records and reports maintained or received by the Employer in connection with the administration of the Plan shall be available for inspection at all reasonable times by the Retirement Board or the Association and such consultants as they may employ.

                                   ARTICLE 20
                                   TRUST FUND

20.1 TRUST AGREEMENT. The Employer shall at the discretion of the Retirement Board enter into one or more Trust Agreements with one or more Trustees to implement the provisions of this Plan. The Trust Agreements shall be deemed a part of this Plan and any and all rights or benefits which may accrue to any person under this Plan shall be subject to the terms and provisions of said Trust Agreements. Likewise, all provisions of this Plan shall be deemed part of the Trust Agreements. In case of any inconsistency between the provisions of the Plan and the Trust Agreements, the provisions of this Plan shall control.

                                   ARTICLE 21
                           TERMINATION AND AMENDMENT

21.1 PLAN TERMINATION. The Employer and the Association contemplate that the Plan and the Trust shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Board of Directors of the Employer and the Association reserve the right to terminate either or both the Plan and the Trust by joint agreement.

21.2 DISCONTINUANCE OF CONTRIBUTIONS. Whenever the Employer and the Association determine that it is impossible or inadvisable to make further contributions as provided in the Plan, they may jointly agree, without terminating the Trust, to permanently or temporarily discontinue all further contributions under the Plan. The Plan Administrator and the Trustee shall thereafter continue to administer all the provisions of the Plan which are necessary to remain in force, other than the provisions relating to contributions.

21.3 VESTING UPON TERMINATION AND DISCONTINUANCE. Upon the termination or partial termination of the Plan or the complete discontinuance of contributions by the Employer, the rights of each Participant to the amount credited to his Accounts at such date shall be entirely nonforfeitable without reference to any formal action on the part of the Employer, the Plan Administrator, or the Trustee.

21.4 MERGER, CONSOLIDATION, OR SALE. In the event of a merger, consolidation, or sale of assets of the Employer, under circumstances in which a successor shall continue and carry on all or a substantial part of the business of such Employer, and such successor shall employ a substantial number of Employees of such Employer, then such successor shall carry on the provisions of this Plan and such successor shall be substituted for the Employer under the terms and provisions of this Plan.

21.5 VESTED RIGHTS NOT REDUCED ON MERGER, CONSOLIDATION, OR SALE. Neither the Plan nor the Trust may be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan or trust, unless (a) by joint agreement of the Employer and the Association, and (b) each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

21.6 AMENDMENT. The Board of Directors of the Employer and the Association may amend the Plan and the Trust at any time, and from time to time, by joint agreement. No such amendment, however, shall have the effect of reducing any then nonforfeitable benefits of any Participant. If the vesting schedule under Article 6 shall be amended and such amendment would, at any time, decrease the percentage of nonforfeitable benefits which any Participant would have been entitled to receive had the vesting schedule not been so amended, then each Participant who is employed on the date such amendment is adopted, or the date such amendment is effective, whichever is later, and who has a nonforfeitable right to amounts in his Accounts pursuant to Article 6 as of the end of the period within which such Participant may make the election provided for herein, shall be permitted, beginning on the date such amendment is adopted, to irrevocably elect to have his nonforfeitable interest computed without regard to such amendment. Written notice of such amendment and the availability of such election must be given to each such Participant, and each such Participant shall be granted a period of 60 days after the later of (a) his receipt of such notice, or (b) the effective date of such amendment within which to make such election. Such election shall be exercised by the Participant by delivering or sending written notice thereof to the Plan Administrator prior to the expiration of such 60 day period.

                                  ARTICLE 22
                                    LOANS

22.1 AMOUNTS. Each Participant (or Beneficiary) may borrow an amount not to exceed the lesser of: (i) $50,000 reduced by the greater (if any) of (a) the highest outstanding balance of loans to the Participant from the Plan during the one-year period ending on the day before the date on which the loan is to be made, or (b) the outstanding balance of any loan to the Participant from the Plan on the date on which such loan is to be made or
(ii) one-half of the Participant's vested interest in his Accounts (determined as of the last day of the preceding calendar month). No loan may be for an amount less than $1,000 and no Participant may have more than one loan outstanding at any time. The amount the Participant may borrow shall be reduced by the amount of any loan from any other tax-qualified plan maintained by the Employer. For purposes of this Article 22, no portion of a Participant's Employer Contribution Account shall be taken into account.

22.2 LOAN TERMS. An election for a loan shall be made in writing to the Plan Administrator. The terms and conditions of such loans shall be determined by the Plan Administrator in accordance with the following guidelines:

         (A) An annual rate of interest shall be equal to the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

         (B) A fixed maturity date shall be of no longer than five years, unless the loan is used to purchase the Participant's primary residence in which case the maturity date of the loan shall be reasonable.

         (C) Adequate security shall be the borrower's interest in his Accounts, although the Plan Administrator may require additional security.

         (D) Repayment of the loan principal and interest shall be on a level schedule, but not less frequently than quarterly.

         (E) The Participant shall pay all the application and periodic administrative costs of the loan charged by the Trustee. Payment of principal shall reduce the outstanding balance of the loans all payment of principal and interest shall be credited to the Participant's Accounts and shall be invested as directed by the Participant pursuant to Article 7.

         (F) The Participant shall direct the Trustee which investment option shall be liquidated to provide loan funds.

         (G)  Loans shall be subject to spousal consent.

         (H)  Participant payment shall be made by payroll deduction.

         (I)  There shall be no prepayment penalty.

         (J) Loan applications shall be reviewed once each month on a date selected by the Plan Administrator. Approved loans shall be disbursed on the first business day of the following month.

22.3 REDUCTION IN BENEFITS FOR NON-PAYMENT. Any Participant who has not repaid the full amount of any loan, plus interest, at the time he retires, dies, terminates employment shall have the unpaid balance deducted from benefits otherwise payable to him or his Beneficiary under this Plan.

                                  ARTICLE 23
                             HARDSHIP WITHDRAWALS

23.1 HARDSHIP WITHDRAWALS. Distribution of Elective Deferrals may be made on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant. Such a distribution shall not exceed the amount required to meet the immediate financial need created by the hardship and may not be made to the extent that other financial resources of the Participant are reasonably available.

         (A) A distribution will be deemed to be made on account of the immediate and heavy financial needs of the Participant if and only if the distribution is used for the following expenses:

              (1) medical expenses, and defined in Section 213(d) of the Code, of the Participant, the spouse of dependents of the Participant;

              (2) purchase of a principal residence for the Participant, excluding mortgage payments;

              (3) provide mortgage payments needed to prevent the eviction of the Participant from, or foreclosure on the mortgage for, the principal residence for the Participant;

              (4) tuition for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children, or dependents.

         (B) All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the Plan Administrator and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship shall comply with the applicable regulations under the Code.

         (C) No portion of a Participant's Employer Contribution Account shall be distributable under this Article 23.

23.2 TIME OF DISTRIBUTION. The benefits under Section 21.1 shall be distributed no later than 60 days after the end of the calendar month within which the Plan Administrator approves the Participant's request to receive such benefits.

                                  ARTICLE 24
                                 MISCELLANEOUS

24.1 PLAN NOT AN EMPLOYMENT CONTRACT. Nothing herein contained shall be deemed (a) to give to any Employee the right to be retained in the employ of the Employer, (b) to affect the right of the Employer to discipline or discharge any Employee at any time, (c) to give the Employer the right to require any Employee to remain in its employ, or (d) to affect the Employee's right to terminate his employment at any time.

24.2 GOVERNING LAW. To the extent not preempted by federal law the Plan and the Trust shall be construed, regulated, interpreted, and administered under and in accordance with the laws of the State of Hawaii.

24.3 RULE AGAINST PERPETUITIES. If the laws of the State of Hawaii (or those of any other jurisdiction whose laws apply to this Plan) restrict the duration of the Plan, or provide that interests may be completely vested within a designated period, this Plan shall not last longer than the period permitted by such law.

24.4 USE OF WORDS. Wherever appropriate, words used in this Plan and this Trust Agreement in the singular may mean the plural, and vice-versa, and the masculine may mean the feminine, and vice-versa.

24.5 INDEPENDENT PROVISIONS. If any provision of this Plan shall be held invalid or illegal for any reason, the remaining provisions shall be construed and enforced as if the invalid or illegal provisions had never been included.

24.6 TITLE. Titles to Articles and Sections are for convenience of reference only and shall not affect the construction of this Plan.

         IN WITNESS WHEREOF, the Employer and the Association, by the signatures of their duly authorized representatives below, hereby adopt and agree to be bound by the provisions of the Hawaiian Airlines, Inc. Pilots' 401(K) Plan effective as of September 1, 1990.



FOR THE AIR LINE PILOTS IN             FOR HAWAIIAN AIRLINES, INC.
THE SERVICE OF
HAWAIIAN AIRLINES, INC.




By /s/ J. R. Babbitt       12/30/94    By /s/ Bruce R. Nobles         12/23/94
   --------------------------------       ------------------------------------
   Its President                          Its  Chairman, President and CEO
   Air Line Pilots Association, Int'l





   /s/ Reno F. Morella     12/30/94       /s/ Rae A. Capps            12/23/94
   --------------------------------       ------------------------------------
   Its HAL MEC Chairman                   Its Vice President, General
                                          Counsel and Corporate Secretary

                                   APPENDIX 1
                            DISTRIBUTION REQUIREMENTS

SECTION 1.  GENERAL RULES.

        (A) The requirements of this Appendix 1 shall apply to any distribution of a Participant's Accounts and shall take precedence over any inconsistent provisions of the Plan, provided that this Appendix shall not be construed to create a form of distribution that is not available under the Plan.

        (B) All distributions required under this Appendix 1 shall be determined and made in accordance with the proposed regulations under
Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Prop. Treas. Reg. Section 1,401(a)(9)-2.

SECTION 2.  REQUIRED BEGINNING DATE.

        The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

SECTION 3.  LIMITS ON DISTRIBUTION PERIODS.

        Except for withdrawals pursuant to Article 23, distributions of a Participant's Accounts shall only be made in a single-sum.

SECTION 4.  DEATH DISTRIBUTION PROVISIONS.

        (A) DISTRIBUTION BEGINNING BEFORE DEATH. If the Participant dies after distribution of his Accounts has begun, the remaining portion of such Accounts must be distributed in a single sum to his Beneficiary.

        (B) DISTRIBUTION BEGINNING AFTER DEATH. If the Participant dies before distribution of his Accounts begins, a single sum distribution of the Participant's Accounts shall at the surviving spouse's election be distributed in accordance with Section 11.1(B) or at any subsequent date if distribution is completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death; provided that if the designated beneficiary is the Participant's surviving spouse, the date distribution is required to be completed in accordance with this Section 4(B) shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the

Participant died or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

               If the Participant has not made an election pursuant to this
Section 4(B) by the time of his death, the Participant's designated beneficiary must elect the method of distribution no later than the earlier of (i) December 31 of the calendar year in which distribution would be required to begin under this Section 4 or (ii) December 31 of the calendar year that contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated beneficiary or if the designated beneficiary does not elect a method of distribution, distribution of the Participant's entire Accounts must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (C) For purposes of Section 4(B) of this Appendix 1, if the surviving spouse dies after the Participant but before payments to such spouse begin, the provisions of Section 4(B) (with the exception of the proviso therein) shall be applied as if the surviving spouse were the Participant.

          (D) For purposes of this Section 4, any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

          (E) For purposes of this Section 4, distribution of a Participant's Accounts are considered to begin on the Participant's Required Beginning Date, or if Section 4(C) of this Appendix 1 is applicable, the date distribution is required to begin to the surviving spouse pursuant to
Section 4(B) of this Appendix 1.

SECTION 5.  DEFINITIONS.

        In addition to the definitions in Article I, the following definitions shall apply for purposes of this Appendix 1:

        (A) Designated beneficiary: The individual who is designated as the beneficiary under the Plan in accordance with Section 401(a)(9) of the Code and the regulations thereunder.

        (B) Distribution calendar year: A calendar year for which a distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to
Section 5 of this Appendix 1.

          (C)  Accounts:

               (1) The Accounts as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions allocated to the Accounts as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

               (2) For purposes of the prior paragraph, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

          (D) Required Beginning Date: The first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

          (E) A Participant shall be treated as a 5% owner for purposes of this Appendix 1 if such Participant is a 5% owner as defined in Section 416(i) of the Code (determined in accordance with Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 66-1/2 or any subsequent Plan Year.

SECTION 6. PROPOSED REGULATIONS

          If final regulations adopted by the Internal Revenue Service are identical to the proposed regulations referred in this Appendix 1, then this Appendix 1 shall be regarded as referring to such final regulations. However, the Employer and the Association reserve the right to make any amendment to this Appendix 1 that it deems necessary or appropriate in order to comply with final regulations that may differ from the proposed regulations referred to in this Appendix 1.

                                 AMENDMENT 1 TO
                             HAWAIIAN AIRLINES, INC.
                               PILOTS' 401(K) PLAN

     In accordance with Section 21.6 of the Hawaiian Airlines, Inc. Pilots' 401(k) Plan (hereinafter the "Plan"), the Plan is hereby amended as set forth herein:

     1. Section 2.17 of the Plan is hereby amended to read in its entirety as follows:

     2.17 EMPLOYER STOCK. For periods prior to September 12, 1994, shares of voting common stock issued by HAL, INC. and for periods on and after September 12, 1994, shares of Class A Common Stock issued by the
     Employer, which shares shall constitute "employer securities" as defined in Section 409(l) of the Code. Employer Stock which is listed on the American Stock Exchange and which is regularly traded thereon shall be valued by the Trustee at the closing price thereon determined as of the end of the trading day on which such value is to be used.

     2. Section 2.37 of the Plan is hereby amended to read in its entirety as follows:

     2.37 STOCK FUND. The investment fund which shall consist of Employer Stock that the Employer contributed to the Plan pursuant to the Third Amended Consolidated Plan of Reorganization for HAL, Inc., Hawaiian Airlines, Inc. and West Maui Airport, Inc. dated August 29, 1994, as amended. The Stock Fund may also contain Employer Stock purchased on the open market by the Trustee. The Stock Fund shall be invested 100% in Employer Stock.

     3. Section 4.4 of the Plan is hereby amended by adding a new paragraph (X) at the end thereof to read in its entirety as follows:

          (X) The Employer shall contribute Employer Stock to the Plan in such amounts as are listed in Appendix 2 for each Participant whose allocation listed thereon is eligible for contribution to the Plan. Such contributions shall be allocated to the Participant's Employer Contribution Account and shall be made at such times as shall be determined pursuant to Section 5.2(G).

     4. Section 5.2 of the Plan is hereby amended by adding a new paragraph (G) at the end thereof to read in its entirety as follows:

               (G) The Employer shall contribute to the Plan and the Plan Administrator shall credit to the Employer Contribution Account of each Participant listed on Appendix 2 whose allocation thereon (the "Contingent Allocation") is eligible for contribution to the Plan ("eligible Participant") the amounts determined as follows:

               (1) For the 1994 Plan Year, the Employer shall contribute to the Plan and the Plan Administrator shall credit to each eligible Participant's Employer Contribution Account the portion of the Participant's Contingent Allocation that will not exceed the limitations of Sections 404 and 415 of the Code, and

               (2) If for the 1994 Plan Year an eligible Participant's Employer Contribution Account could not be credited with the full amount of his Contingent Allocation, then for the 1995 Plan Year and each subsequent Plan Year the Employer shall contribute to the Plan and the Plan Administrator shall credit for such Plan Year the remaining amount of the Participant's Contingent Allocation that will not exceed the limitations of Sections 401(a)(17), 404, and Section 415 of the Code for such year.

               (3) Amounts which otherwise would have been contributed or allocated to a Participant but cannot be contributed due to the limitations of Sections 401(a)(17), 404, or 415 of the Code, shall be contributed to the nonqualified arrangement pursuant to the collective bargaining agreement. Amounts contributed to the non-qualified arrangement for a Participant shall be contributed to this Plan for the first subsequent Plan Year in which such contribution is permissible under Sections 401(a)(17), 404, and 415 of the Code.

               (4) For purposes of this section 5.2(G), the maximum amount of the Contingent Allocation that can be credited to a Participant's Employer Contribution Account for each Plan Year shall be determined on the assumption that the maximum amount that may be credited to, or that benefits may be accrued on behalf of, an eligible Participant under Section

     415 of the Code at any time shall be made first from Salary Deferral under this Plan, then from the Contingent Allocation, and then from any other contribution, allocation, or accrual of benefits to this Plan or any other plan qualified under Section 401(a) of the Code.

               (5) If a Participant's Contingent Allocation cannot be contributed to the Plan and credited to an eligible Participant's Employer Contribution Account for any Plan Year pursuant to this
     Section 5.2(G) due to any limitation or requirement of the Code or the Plan, such Contingent Allocation shall be contributed to the Plan at the earlier of:

                         (i) the date such eligible Participant's Employer Contribution Account may be credited therewith without violating any limitation or requirement of the Code or the Plan, in which case such contribution shall be credited to the eligible Participant's Employer Contribution Account, or


                         (ii) December 1, 1999, at which time the amount of such Contingent Allocation shall be contributed to the Plan and credited pro rata among the Employer Contribution Accounts of the then present Participants in the Plan who are receiving Compensation from the Employer.

     5. The Plan is hereby amended by adding an Appendix 2 at the end thereof to read in its entirety as set forth in Appendix 2 attached hereto.

     The amendments set forth herein shall be effective as of December 31, 1994.

     To record the adoption of this amendment, Hawaiian Airlines, Inc. has executed this document this 22nd day of June, 1995.

HAWAIIAN AIRLINES, INC.              FOR THE AIR LINE PILOTS IN
                                     THE SERVICE OF HAWAIIAN
                                     HAWAIIAN AIRLINES. INC.



By /s/ C.K. Lyman                     By /s/ Reno F. Morella
  ---------------------------           ----------------------------
  Its Vice President Finance              MEC CHAIRMAN



By /s/ Rae A. Capps                   By /s/ J. R. Babbitt
  ---------------------------           ----------------------------
  Its Vice President Counsel/
      Secretary

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
         1   ADAMS, PEDER-JON          3132     2,291.4816
         2   AKIYAMA, DAVID K.         3871     1,273.3754
         3   ALEXANDER, DAVID G.       4057     1,960.4961
         4   ANDERSON, MARK A.         2948     2,484.7061
         5   ANDERSON, PETER L.        4144     2,133.7647
         6   APPLETON, TYLER C.        6740       606.9538
         7   AVALLONE, ANDREW J.       0720     4,623.6728
         8   AVERY, GEOFFREY S.        0759     3,848.2616
         9   BALDWIN, RICHARD L.       6606       648.1343
        10   BALL, GERALD H.           2661     2,512.3154
        11   BANNING, SCOTT L.         0997     4,870.8170
        12   BANZHOF, MARK A.          2034     3,343.2536
        13   BARNES, MAUREEN L.        0752     2,644.2451
        14   BARNETT, MATTHEW R.       3147     2,336.2635
        15   BARRETT, JOHN K.          2231     3,045.7074
        16   BELCHER, REGINALD L.      3383     1,071.9844
        17   BELL, SAFFERY M.          0134     4,272.5235
        18   BENCHETRIT, JACQUES       3389     1,324.6606
        19   BERNATAS, NANC-ELISHA     6602       637.1343
        20   BISCHOFF, RICHARD H.      0895     5,105.5766
        21   BLANKENSHIP, WAYNE K.     0100     3,141.9745
        23   BOWMAN, JAMES J.          3391     2,318.9148
        24   BRADLEY JR., GORDON L.    3588     1,308.9614
        25   BRESSLER, STEVEN C.       4350     1,789.2745
        26   BRONSON, BARRY E.         3336     2,044.5152
        27   BROWN, DOUGLAS W.         2033     3,343.0508
        28   BUCKNER, LESLIE D.        6917       585.9218
        29   BURGESS II, S. HUGH       2670     1,473.7342
        30   BUTTS, MICHAEL D.         4266     1,800.7345
        31   CAREY, EMMET J.           0145     2,367.0865
        32   CHAMBERLAIN, MICHAEL      0832     3,381.4411
        33   CHAPPUIS, ALAIN C.        4263     1,213.4916
        35   CHELLIN, JEREMY E.        2302     2,665.7651
        36   CHENG, JAMIESON P.C.      4135     2,133.1531
        37   CHEW, DENNIS S.W.         4020     2,273.0668
        38   CHILD III, WALTER D.      0636     3,049.9185
        39   CHING, KEVIN K.H.         4145     2,134.1925
        40   CHOCK, STEVEN Y.H.        2228     3,045.1216
        41   CHUNG, DARRELL Y.H.       2672     2,921.9848
        42   CLARK, BRUCE B.           0734     4,620.0403
        43   CLARK, EDWARD P.          0801     3,842.6799
        44   CLAWSON, BRUCE E.         3323     2,074.4438
        45   CLEMENTS, BRUCE E.        2569     2,934.1375
        46   CLEMENTS, JAMILE H.       6465       688.2222
        47   CLUTE, GREGORY N.         4021     1,946.0754
        48   COBB-ADAMS, PATRICK K.    1915     2,323.4584
        49   COBURN, RICHARD S.        0922     4,502.6296
        50   COMPTON, MICHAEL B.       6913       585.9218
        51   CONNELLY, KEVIN D.        0867     3,052.5093
        52   COPE, ERIC E.             3144     2,454.8157
        53   CORSINI, ERIC P.          4563     1,185.1053
        54   COTTLE, DENNIS J.         4443     1,226.4099
        55   CRAIG, ARTHUR L.          0805     3,901.7991
        56   CROCKETT, JAMES D.        4150     2,200.2411
        57   DAISEY, KEVIN W.          3335     2,325.8338
        58   DART, DAVID E.            4277     1,936.3656
        59   DAU, MICHAEL G.           4022     2,221.0675
        60   DAVIS JR., JAMES H.       0887     3,534.8880
        61   DAWSON, MARK R.           2674     2,217.4239
        62   DE REGO, JOHN B.          5192     1,092.3694
        63   DEREGO, WILLIAM L.        0404     2,318.7386

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
        64   DEVITT, WILLIAM B.        6739       606.9538
        65   DEY, SHARYN E.             592     2,235.2036
        66   DIXON, ALAN B.            3395     2,325.7101
        67   DOBBINS, TIMOTHY J.       2072     3,653.4103
        68   DRAKE, MARK E.            4569     1,236.7710
        69   DUDLEY, MICHAEL J.        1886     3,889.9907
        70   DUNN JR., SAMUEL C.       1116     2,318.2096
        71   DUNN JR., MELVIN A.       2223     3,045.1360
        72   DYBALL, MERLIN W.         6604       648.1343
        73   DYER, DOUGLAS W.          5193     1,064.8349
        74   EARL, JAMES A.            0838     3,852.9481
        75   EARLE, JOHN L.            0102     4,623.3620
        76   EMERY, KENDALL L.         2229     3,044.9609
        77   EMMINGER, RICHARD R.      5116     1,097.9887
        78   ERMAN, LAIRD E.           6742       606.9538
        79   EVELAND, CHACY R.         2268     2,399.4493
        80   FINAZZO, MARIA R.         3319     2,321.6839
        81   FLORES, CLIFFORD N.       1865     1,928.8047
        82   FORD, JAMES D.            3148     2,113.7010
        83   FOWLER, ALBERT J.         4568     1,184.5759
        84   FOWLER, ERIC C.           3393     2,304.8114
        85   FOWLER, JR., PETER R.     2307     2,219.6331
        86   FRICKE, JAMES W.          4024     2,024.7268
        87   FRISKEL, PATRICK J.       2032     3,696.3647
        88   FUJII, HAROLD H.          4058     2,209.8156
        89   FUJISE, LESLI F.          3133     2,371.9098
        90   FULTON II, WILLIAM D.     2675     2,921.5027
        91   GABRELCIK, WILLIAM J.     2676     2,879.0837
        92   GARDETT, CHRISTOPHER W.   6909       585.9218
        93   GARDNER, JAMES D.         0827     4,984.0630
        94   GAUDINO, STEVEN M.        3327     2,237.7026
        95   GERMANN, RALPH R.         0926     4,498.1343
        96   GESSLER, RICHARD F.       0934     5,243.6433
        97   GIDDINGS, JAMES A.        3145     2,370.7113
        98   GIDDINGS, MICHAEL C.      2951     1,418.4529
        99   GILL, PAUL C.             3720     1,960.0212
       100   GODBE JR., RALPH H.       0917     4,499.3420
       101   GOODWIN, THOMAS W.        3589     2,049.8374
       102   GORE, DONALD A.           4567     1,212.2463
       103   GORE, KENLEY B.           3590     1,308.5592
       104   GRANT, BRUCE G.           0846     3,461.9837
       105   GRIFFITH, TIMOTHY         0104     4,742.0366
       106   GUDDAT, STEWART A.        6748       606.9538
       107   HACKMAN, DONALD E.        6601       648.1343
       108   HADA, THOMAS T.           3936       706.3840
       109   HALDEMAN, STEPHEN D.      5194     1,078.8349
       110   HAMMER, ROGER W.          2226     2,685.6879
       111   HANIS, MARK A.            4561     1,212.4537
       112   HANNIGAN, LEO T.          6468       707.8994
       113   HANSEN III, WILLIAM P.    4331     1,759.9213
       114   HARDIN, KEVIN K.          2303     2,657.6526
       115   HARDING, NEIL W.          2667     2,912.5056
       116   HARRELL, DONALD J.        0931     3,931.3886
       117   HAYES, WILLIAM C.         5117     1,097.8473
       118   HEINDL, KENNETH D.        0614     3,049.7811
       119   HENDERSON, COWBOY D.      6920       585.9218
       120   HENDERSON, THOMAS E.      6744       606.9538
       121   HENEGHAN, KATHLEEN M.     3333     2,066.9195
       122   HERNANDEZ, ROBERT         3380     2,318.6231
       123   HEYE, CHARLES O.          4450     1,194.9039
       124   HICKS JR., HAROLD S.      0405     2,318.7357
       125   HILLIARD, MICHAEL A.      6916       585.9218
       126   HODGES JR., WILLIAM R.    5118     1,117.3918

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
       127   HOELSCHER, JVANNE L.      4349     1,814.7513
       128   HOLST, JAMES E.           6734       606.9538
       129   HOLZGROVE, WILLIAM J.     0844     3,051.6932
       130   HOOPAI, RONALD C.K.       3386     2,089.5110
       131   HOWELL, JACK R.           4301     1,940.0378
       132   HUBBS, DANIEL K.          3591     2,301.5990
       133   HUDDLESTON, JAMES T.      4343     1,790.4805
       134   HUDGINS, MICHAEL J.       4271     1,213.0598
       135   HUITT JR., JOHN D.        4556     1,214.1962
       136   HURD, RICHARD D.          0112     4,690.0808
       137   HURST, MICHELE DEE        2305     1,557.9953
       138   IKEDA, LAYNE M.           6605       648.1343
       139   IMAI, SCOTT W.            3328     2,323.6855
       140   JACKSON, JOHN G.H.        4289     1,936.3084
       141   JARRELL, GREGORY S.       0817     3,052.7087
       142   JOHNSON, GARRO K.         2952     2,400.3658
       143   JONES, DAWSON F.          4346     1,790.2218
       144   JONES, JAMES L.           0353     3,682.3268
       145   JONES, JEFFREY T.         4560     1,214.6334
       146   JONES, KATHY M.           6469       707.4454
       147   JONES, SYDNEY EDWARD      6736       606.9538
       148   JUSTMAN, ROBERT A.        4342     1,790.4630
       149   KADLEC, DONALD J.         4338     1,896.8315
       150   KAHAUOLOPUA, CRAIG K.     3320     2,323.6173
       151   KAMEMOTO, KEITH Y.        2554       648.1343
       152   KATAHARA, GERALD          0715     4,622.0515
       153   KATANO, TRACY T.          3191       706.4117
       154   KEELER JR., ROBERT V.     4445     2,142.2439
       155   KELLY JR., GEORGE E.      2953     2,398.7697
       156   KING, DUFF H.             4453     1,222.9298
       157   KISSINGER, GARY J.        4138     2,133.3063
       158   KITCHELL, WARREN D.       2301     3,029.9752
       159   KNUTSON, DONALD T.        0949     4,560.2193
       160   KOBAYASHI, CRAIG A.       0678     3,733.6519
       161   KOCH, KEITH J.            3139     2,118.0130
       162   KONOP, ROBERT C.          2539     2,565.8279
       163   KOUCHAKJI, MITCHELL A.    4448     1,194.8139
       164   KROGBIN, WAYNE H.         3861     2,001.4084
       165   KUZMA, MARIAN J.          3149     2,449.9826
       166   LAMBERT, JAMES V.         3593     2,303.7305
       167   LAWRENCE, ROLLAND F.      0950     5,352.6241
       168   LAZEAR III, ROBERT W.     4275     2,093.1698
       169   LEAHEY, ROBERT A.         4139     1,914.4630
       170   LEE, JONATHAN G.H.        2889       708.1375
       171   LEE, JOSEPH B.            4566     1,212.7825
       172   LEE, ROBERT S.            3134     1,987.3217
       173   LILLEY, JEFFREY S.        5195     1,091.2757
       174   LINDSEY, MELVIN J.        0874     4,984.8144
       175   LINN, ROBERT D.           3135     2,372.3703
       176   LOCKRIDGE, JAMES E.       0118     4,744.1736
       177   LOGAN, RODGER R.          2666     2,915.7243
       178   LOPEZ, JOHNNY             4341     1,924.7874
       181   LOZOWSKI, BRADLEY W.      6921       585.9218
       182   LUCAS, NICK C.            0903     2,902.4461
       184   LWIN, DESMOND T.          2230     2,687.7591
       185   LYON, PAUL E.             2298     1,571.8026
       186   MAAS, MICHAEL B.          3137     2,372.8616
       187   MACDONALD, JAMES G.       0406     3,772.7488
       188   MACDONALD, WILLIAM A.     3334     2,322.5469
       189   MACHADO, HOWARD M.        0935     5,491.2677

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
       190   MADSEN, KIRK L.           6472       708.0920
       191   MAGUIRE, CHARLES T.       3136     2,453.8467
       192   MALIN, STEVEN P.          0761     3,849.8735
       193   MALLORY, CHARLES W.       6600       648.1343
       194   MALTHANER, JEAN A. JR.,   2631       707.6551
       195   MARTIN, CHESTER A.        3866     1,274.1064
       196   MARTIN, DAVID M.          4264     1,960.1145
       197   MARTINEZ, JAMES E.        3388     1,324.3196
       198   MASUDA, JAN M.            3325     2,323.6314
       199   MCBRIDE, KIRK W.          4025     2,223.2455
       201   MCCABE, PATRICK S.        2677     1,456.9460
       202   MCCARTHY, J. PATRICK      4340     1,204.4183
       203   MCCLAIN, ANTHOHY L.       3143
       204   MCCOWN, DANIEL R.         6908       585.9218
       206   MCLEAN, ALEXANDER R.      6474       707.4420
       207   MCLEAN, JAMES G.          0352     3,682.6951
       208   MCWILLIAMS, ROBERT R.     4447     1,780.9047
       209   MEDEIROS, LEON A.         3863     2,253.4773
       210   MENDIOLA, FRANCISCO S.    6919       585.9218
       211   MEYER, SCOTT R.           3138     2,369.9243
       212   MICHEL, PHILIPPE J.       3155     2,121.3607
       213   MIHARA, TODD Y.           2686       699.3464
       214   MIKITA, RICHARD J.        0671     3,391.3350
       215   MILLER, MICHAEL G.        3390     1,324.3343
       216   MILLER, PETER F.          4266     1,213.0598
       217   MILLER, PHILIP G.         6475       707.7151
       218   MILLER, WILLIAM A.        4339     1,760.2297
       220   MITCHELL JR., CARL D.     3875     1,999.3213
       221   MIX, ROBERT W.            2678     2,922.7404
       222   MOCARSKI, JOSEPH J.       3862     2,254.1398
       223   MOODIE, JOHN M.           0121     4,740.0162
       224   MOORE, ERIC P.            2571     2,625.6089
       225   MOORE, TED R.             0802     3,809.5051
       226   MORELLA, RENO F.          2037     3,334.8196
       227   MORIKI, ALVIN S.          0823     4,861.6674
       228   MORIKI, REED M.           4348     2,183.0035
       229   MORRISON, MICHELLE E.     3392     2,318.3463
       230   MOSS, RICHARD T.          0123     4,742.0147
       231   MOUDY, EVERETT R.         3330     2,071.6115
       232   MYERS, DAVID LEE          0554     3,374.8957
       234   NAGAMINE, DENNIS K.       0610     5,517.4649
       235   NAKABAYASHI, LAINE H.     4061     2,013.5601
       236   NELSON, TERRY LEE         0658     3,846.9454
       237   NICHOLS, DAVID R.         2222     3,047.5822
       238   NICOLAI, ERIC W.          3140     2,370.6387
       239   NITTA, JEFREY M.          3381     2,319.3111
       240   NORRIS, BOBBY L.          3331     2,323.2401
       241   NORTHON, CHRISTOPHER J.   4137     2,134.3792
       242   NOYES, WILLIAM H.         0837     5,043.5669
       243   NUMBERS, DAVID M.         6918       585.9218
       244   OBERNDORF, RICHARD T.     4270     1,905.8488
       246   ORE, RANDY G.             3324     1,329.0647
       247   O'LEARY, LAURI B.A.       3382     2,048.5073
       248   O'NEILL, MARK B.          6738       606.9538
       249   PAIGE, WARD T.            3326     2,323.6324
       250   PARKS, BRIAN T.           2679     2,547.6595
       251   PAVLIK II, HOWARD M.      4565     1,184.8310

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
       252   PENDLETON, MAURY C.       6910       585.9218
       253   PEPE, JOHN A.             6476       707.9025
       254   PERRY, LEROY T.           0701     4,617.6153
       255   PERRY, WILLIAM J.         4141     1,221.7451
       256   PESCH, DENNIS S.          5196     1,090.2670
       257   PHIPPS, EDDIE C.          2955     2,484.5302
       258   PICKERING, EDWARD N.      0408     3,768.9552
       259   PLAHY JR., HOWARD E.      3321     2,323.1140
       260   POSER, CLYDE              0936     3,269.6787
       261   PRICE, RICHARD L.         2232     2,672.6263
       262   PRINDLE, STEVEN E.        2573     2,932.2423
       263   QUINN, THOMAS R.          4559     1,184.7110
       264   RABEN JR., ROBERT W.      3594     2,303.0911
       265   RAIKES, WALTER B.         5120     1,099.8448
       267   RAMPEY, JAMES W.          4026     2,220.4807
       268   REID, JOSEPH W.           6743       606.9538
       270   REWICK, KENNETH E.        0410     3,771.8610
       271   REYNOLDS IV, JOHN N.      6745       606.9538
       272   RICHARDSON, DOUGLAS C.    3141     2,120.4655
       273   RIGSBY, JAMES T.          3595     2,302.2092
       274   ROGERS, JILL A.           6735       606.9538
       275   ROGERS, RICHARD W.        4027     2,276.6450
       276   ROSS, JOHN M.             6599       648.1343
       277   RUTH, HOWARD B.           2664     2,895.9942
       278   RYAN, MICHAEL P.          6598       648.1343
       279   SAIKI, DAN E.             2956     2,400.2154
       280   SAMPSON, ERIC H.          0566     3,050.3355
       281   SANTINO, TAD D.           3749     1,946.7934
       282   SAUL, CHARLES M.          4136     2,133.8062
       283   SAVAGE, CAROLYN F.        3146     2,425.3250
       285   SCHMIDT JR., JACK M.      2574     2,932.2445
       286   SCOTT, MARY LYNN L.L.     4147     1,961.7655
       287   SCOTT, RICHARD D.         0542     3,368.3429
       288   SCOTT JR., ROBERT M.      2579     2,932.1419
       289   SEARL, PETER C.           6803       648.1343
       290   SEAVY, WILLIAM H.         3150     2,456.5690
       292   SHANNON, DONALD R.        3322     2,071.9168
       293   SHRINER, TIMOTHY J.       2575     1,466.4348
       294   SHUPP, MARTIN H.          3384     2,239.0323
       295   SILVA, MICHAEL A.         0411     2,296.7357
       296   SMITH, LEON S.            6914       585.9218
       298   SNEED, DAVID W.           2958     2,400.3199
       299   SORENSEN, ALAN W.         5198     1,090.5298
       300   SPEARS, VICTOR D.         2576     2,566.5401
       301   STEELE, THOMAS J.         0447     1,583.1249
       302   STELLA JR., JOSEPH W.     0714     4,621.8160
       303   STODDARD, ARTHUR G.       3876     2,169.1644
       304   STONE JR., DANIEL Q.K.    0635     5,496.6204
       305   STORHAUG, THOMAS A.       2233     3,045.2885
       306   STORY, DAVID J.           5122     1,098.6476
       307   STRASSER, ERIC D.         6747       606.9538
       308   STRAUSS, LARRY A.         2577     2,935.3515
       309   SUSSEL, KENNETH R.        0399     3,047.3097
       310   SWANNIE, JUDY Y.          6477       707.2512
       311   SWEET, JAMES L.           4335     1,779.8607
       312   SWEET, ROBERT B.          6912       585.9218
       313   SWEET JR., RICHARD B.     0412     3,769.0953
       314   SYLVESTER, KEITH J.       3142     2,371.8070

DISTRIBUTION TO ALPA 401k PLAN

       ITEM  NAME                      NBR      401k PLAN
       ----  -----------------------   ----     ----------
       315   TABATA, FRANCIS T.        3153     1,376.2077
       316   TAINTOR, MARK D.          0416     3,890.3428
       317   TAKEUCHI, ELMER Y.        2959     2,481.5048
       318   TANABE, BARRY I.          6911       585.9218
       319   TANI, ARNOLD T.           0418     3,767.9849
       320   TARRIN, DENIS L.          2785     2,450.2422
       321   TERRELL, LEMUEL D.        2234     3,045.0238
       322   THOMAS, JOHN M.           0765     3,926.5256
       323   THOMPSON, JAY S.          4148     2,133.6171
       324   THOMPSON JR., JAMES A.    3872     2,249.7260
       325   THORSTAD, ARTHUR A.       0726     4,625.0553
       326   TIERNEY, MICHAEL E.       2682     2,551.9264
       327   TINDALL, JOHN M.          6737       606.9538
       328   TREGNAN, PATRICK M.       4557     1,214.2061
       329   TRIMMER, THEODORE S.      3877     2,186.9376
       330   TROYER, NICHOLAS G.       4442     1,209.4104
       331   TURNER, WALTER D.         3597     1,326.7148
       332   TYAU, JON S.              2559     1,789.4493
       333   UNDERKOFLER, QUENTIN      0768     3,945.7030
       334   URREA, DAVID B.           0126     4,739.5817
       336   VON ZEDTWITZ III, JOHN    0628     3,857.7926
       337   VOSS, CHRIS M.            2382       707.8083
       338   WADE, JOHN C.             0625     2,236.3243
       339   WAGEMANN, JAMES G.        0133     4,741.3182
       340   WALLIS, PAUL B.           0349     3,328.5174
       341   WATSON, BERNARD M.        0929     4,872.5134
       342   WATSON, MICHAEL I.        4555     1,214.3850
       343   WATT, JAMES E.            4272     1,935.1102
       344   WEGHER, DAVID A.          0731     4,501.3756
       345   WELLS, WILLIAM J.         4054     2,149.3256
       347   WHEELER, TIMOTHY R.       2224     3,046.7135
       348   WHITE, DARRELL T.         0841     3,939.7708
       349   WHITE, RICHARD A.         0333     3,683.3310
       350   WHITELEY, JOSEPH C.       2668     2,513.3658
       352   WILLIS, ROBERT H.         3864     1,995.8516
       353   WITTBRODT, TIGER D.       6746       606.9538
       354   WOHLHUETER, KIM L.        3130     2,451.7380
       355   WOLZ, HENRY 0.            2683     2,926.9233
       356   WONG, GENE                1340     1,473.8243
       357   WRIGHT, GEORGE W.         2100     3,282.1042
       358   YANAGA, DWIGHT N.         4053     2,271.8992
       359   YOUNG, MARK W.            2747       648.1343
       360   YOUNG, THOMAS D.          0794     3,876.1312
       361   ZANE, PHILIP B.           4518     1,218.3088
       362   ZEFFIRO, WILLIAM E.       2603       707.3611
                                              ------------
             TOTAL SHARES                     787,700.5710

                                        ID # 6398a

                                 AMENDMENT 2 TO
                             HAWAIIAN AIRLINES, INC.
                               PILOTS' 401(K) PLAN

        In accordance with Section 21.6 of the Hawaiian Airlines, Inc.
    Pilots' 401(k) Plan (hereinafter the "Plan"), the Plan is hereby amended in the following respects:

        1. Section 3.1(A) of the Plan is hereby amended to read in its entirety as follows:

        (A)  MINIMUM SERVICE REQUIREMENT.

           (1) This Section 3.1(A)(1) shall apply through December 31, 1993. Each Employee shall commence participation on the first day of the calendar quarter commencing after his completion of one Year of Service with the Employer, commencing with the date he first completes an Hour of Service (or an anniversary thereof). Any person who previously met the foregoing requirements of this Section 3.1(A)(1), and who becomes reemployed as an Employee shall commence participation on the first day of the calendar quarter following his date of reemployment. A reemployed Employee who has not previously met such requirements shall be treated as a new Employee.

           (2)  This Section 3.1(A)(2) shall apply after December 31, 1993.
        Each Employee shall commence participation on the first day of the month commencing after his completion of one Year of Service with the Employer, commencing with the date he first completes an Hour of Service (or an anniversary thereof). Any person who previously met the foregoing requirements of this Section 3.1(A)(2), and who becomes reemployed as an Employee shall commence participation on the first day of the month following his date of reemployment. A reemployed Employee who has not previously met such requirements shall be treated as a new Employee.

           (3) In all cases, an Employee who completes 1,000 Hours of Service during the 12-consecutive month period measured from the date he first completes an Hour of Service (or an anniversary thereof) shall be regarded as completing one Year of Service.

        2. Section 4.1(D)(3) of the Plan is hereby amended by adding the following subparagraph (e) at the end thereof:

              (e) If this Plan satisfies the requirements of Section 401(k) of the Code only if aggregated with one or more plans, or if one or more other plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this Section 4.1(D) shall be applied by determining the Actual Deferral Percentage of employees as if all such plans were a single plan. The aggregation of this Plan with any other plan is permissible only if the results of the Actual Deferral Percentage test is no less favorable than when calculated without such aggregation. Plans may be aggregated to satisfy
        Section 401(k) of the Code only if they have the same plan year.

        3. The first paragraph of Section 4.1(E) of the Plan is hereby amended by adding the following sentences at the end thereof:

        If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax shall be imposed on the Employer with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions of Participants who are subject to the Family Member aggregation rules of Section 414(q)(6) shall be allocated among the Family Members in proportion to the elective deferrals (and amounts treated as elective deferrals) of each Family Member that is combined to determine the combined Actual Deferral Percentage. The amount of Excess Elective Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Member for the Plan Year beginning with or within such taxable year.

        4. Section 4.5 of the Plan is hereby amended to read in its entirety as follows:

        4.5 RETURN OF CONTRIBUTIONS. Notwithstanding any other provisions of this Plan:

                   (i) any contribution made because of a mistake of fact must be returned to the Employer within one year of the contribution;

                  (ii)  if the deduction of a contribution is disallowed under
             Section 404 of the Code, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction; or

                 (iii) if the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

        Any contribution that is returned to the Employer shall be paid directly to the Participants as compensation.

        The amendments set forth herein shall be effective as of January 1, 1989.

        To record the adoption of this amendment, Hawaiian Airlines, Inc. and the Air Line Pilots Association, International have executed this document this 17th day of October, 1995.
                  ----        -------

     THE AIR LINE PILOTS                 HAWAIIAN AIRLINES, INC.
     ASSOCIATION, INTERNATIONAL


     /s/ J. R. Babbitt                   /s/ Bruce R. Nobles
     -------------------------           ------------------------------
     J. Randolph Babbitt                 Bruce R. Nobles
     President                           Chairman, President and CEO


     /s/ Reno Morella                    /s/ Rae A. Capps
     -------------------------           ------------------------------
     Reno Morella, Chairman              Rae A. Capps,  Vice President,
     Master Executive Council            General Counsel  and Corporate
                                         Secretary


                                        3